EXHIBIT 99.3

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EXECUTION VERSION

Dated		2023
12 October

(1) THE PERSONS LISTED IN SCHEDULE 1

(2) THE PERSONS LISTED IN SCHEDULE 2

(3) THE PERSONS LISTED IN SCHEDULE 3

(4) THE PERSONS LISTED IN SCHEDULE 4

(5) CITADEL CREDIT MASTER FUND LLC

(6) THE PERSONS LISTED IN SCHEDULE 5

(7) THE PERSONS LISTED IN SCHEDULE 6

– and –

(8) VENATOR MATERIALS PLC

SHAREHOLDERS’ AGREEMENT

relating to the operation of

Venator Materials PLC

GIBSON, DUNN & CRUTCHER UK LLP

__________

Telephone House

2-4 Temple Avenue, London EC4Y 0HB

020 7071 4000           020 7071 4244 Fax

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CONTENTS

(continued)

Schedules

ii

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SHAREHOLDERS’ AGREEMENT

DATE: 12 October 2023

PARTIES:

(1)	THE PERSONS LISTED IN Schedule 1 represented by PGIM, Inc., a corporation incorporated and registered in New Jersey with registered number 0100229578 whose registered office is at 655 Broad Street, Newark, NJ 07102, USA (each of the persons listed in Schedule 1 a “PGIM Shareholder” and, collectively, the “PGIM Shareholders”);

(2)	THE PERSONS LISTED IN Part A of Schedule 2 represented by Capital International, Inc., a corporation incorporated and registered in California with registered number 1424823, whose registered office is at 333 South Hope Street, Los Angeles, CA 90071, USA (“Capital International”), AND THE PERSONS LISTED IN Part B of Schedule 2 represented by Capital Research and Management Company, a corporation incorporated and registered in Delaware with registered number 375815 whose registered office is at 333 South Hope Street, Los Angeles, CA 90071, USA (“Capital Research and Management”) (each of the persons listed in Schedule 2 a “Capital Group Shareholder” and, collectively, the “Capital Group Shareholders”);

(3)	THE PERSONS LISTED IN Part A of Schedule 3 represented by J.P. Morgan Investment Management Inc., a corporation incorporated and registered in Delaware with file number 2027731 whose registered office is at c/o Corporation Trust Center 1209 Orange St, Wilmington, DE 19801, USA (“JP Morgan Investment International”), AND THE PERSONS LISTED IN Part B of Schedule 3 represented by JPMorgan Chase Bank, N.A., a national banking association with RSSD ID 852218 whose main office is at 1111 Polaris Parkway, Columbus, OH 43249, USA (“JP Morgan Chase Bank”) (each of the persons listed in Schedule 3 a “JP Morgan Shareholder” and, collectively, the “JP Morgan Shareholders”);

(4)	THE PERSONS LISTED IN Schedule 4 represented by SQUAREPOINT OPS LLC (“Arini”), a company duly incorporated under the laws of Delaware, with its registered office at 250 W. 55th Street, 32nd Floor New York, NY 10019, with registration number 5467425 in its capacity as investment manager (each of the persons listed in Schedule 4 an “Arini Shareholder” and collectively, the “Arini Shareholders”);

(5)	CITADEL CREDIT MASTER FUND LLC represented by its investment manager, Citadel Advisors LLC (“Citadel Advisors”), a Delaware limited liability company with registration number 7875601 and registered office at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (“Citadel”);

(6)	THE PERSONS LISTED IN Part A of Schedule 5 represented by CVC Credit Partners LLC, a limited liability company incorporated and registered in Delaware with registered number 3911350 whose registered office is at The Corporation Trust

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Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware, 19801, USA (“CVC Credit Partners”), THE PERSONS LISTED IN Part B of Schedule 5 represented by CVC Credit Partners U.S. CLO Management LLC, a limited liability company incorporated and registered in Delaware with registered number 6053402 whose registered office is at Maples Fiduciary Services (Delaware) Inc., 4001 Kennett Pike, Suite 302, Wilmington, New Castle, Delaware, 19807, USA

(“CVC Credit Partners U.S.”), AND THE PERSONS LISTED IN Part C of Schedule 5 represented by CVC Credit Partners Investment Management Limited, a limited liability company incorporated and registered in England and Wales with registered number 07441828 whose registered office is at 105-109 Strand, London, United Kingdom, WC2R 0AA (“CVC Credit Partners IM”) (each of the persons listed in Schedule 5 a “CVC Shareholder” and, collectively, the “CVC Shareholders”);

(7)	THE PERSONS LISTED IN Part A of Schedule 6 represented by MJX Asset Management LLC, incorporated and registered in Delaware with registered number 36-4539526 whose registered office is at 12 E 49th Street, 38th Floor, New York, NY 10017, United States (“MJX Asset”), THE PERSONS LISTED IN Part B of Schedule 6 represented by MJX Venture Management LLC, incorporated and registered in Delaware with registered number 81-0976739 whose registered office is at 12 E 49th Street, 38th Floor, New York, NY 10017, United States (“MJX Venture”),

THE PERSONS LISTED IN Part C of Schedule 6 represented by MJX Venture Management II LLC, incorporated and registered in Delaware with registered number 82-1101947 whose registered office is at 12 E 49th Street, 38th Floor, New York, NY 10017, United States (“MJX Venture II”), AND THE PERSONS LISTED IN Part D of Schedule 6 represented by MJX Venture Management III LLC, incorporated and registered in Delaware with registered number 82-4643920 whose registered office is at 12 E 49th Street, 38th Floor, New York, NY 10017, United States (“MJX Venture III”) (each of the persons listed in Schedule 6 a “MJX Shareholder” and, collectively, the “MJX Shareholders”); and

(8)	VENATOR MATERIALS PLC, a public limited company incorporated in England and Wales with registered number 10747130 and having its registered address at Titanium House Hanzard Drive, Wynyard Park, Stockton-On-Tees, United Kingdom, TS22 5FD (the “Company”),

(each a “Party” and together the “Parties”).

WHEREAS:

(A)	Pursuant to the Plan of Reorganization (as defined below), each of the AHG Shareholders subscribed for and was issued with Shares in the Company.

(B)	The AHG Shareholders intend that: (i) the Shares shall be registered in the name of DTC or its nominee, Cede & Co., maintained in the form of book entries on the books of DTC and allowed to be settled through DTC’s regular book-entry settlement services; and (ii) their relationship (including actions to be taken) in connection with the Company shall be governed by the terms of this Agreement.

(C)	The Company has agreed to be a Party to this Agreement and be bound by its terms.

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(D)	The Parties intend this Agreement to take effect as a Deed.

IT IS AGREED:

1.	DEFINITIONS

In this Agreement, the following capitalised words and expressions shall have the following meanings:

“ABL Facility” means the credit facility established under that certain Revolving Credit Agreement dated on or about the date hereof, between Venator Materials PLC, the US Borrowers (as defined therein), the Canadian Borrowers (as defined therein), Eclipse Business Capital LLC, as Administrative Agent and Collateral Agent, and the lender, arranger and agent parties thereto, as amended (or refinanced) from time to time and including all related security and other loan documents thereunder.

“Accounting Date” means 31 December in each year or such other date as the Company may determine.

“Accounting Period” means a period ending on and including an Accounting Date. “Act” means the Companies Act 2006.

“Affiliate” means:

(a)	in respect of a body corporate, a person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with the body corporate specified;

(b)	in relation to any partnership or fund or account or investment vehicle (including any unit trust or investment trust) or a general partner, investment manager, investment adviser or trustee of a partnership or fund or account or investment vehicle (including any unit trust or investment trust):

(i)	any partnership managed or advised by such person or in respect of which that person or its connected persons acts as a general partner;

(ii)	any fund (including any unit trust or investment trust) Controlled by that person;

(iii)	any fund (including any unit trust or investment trust), account, investment vehicle or natural person to which that person is an investment adviser or investment manager; and

(iv)	any fund, account or investment vehicle (including any unit trust or investment trust) which is (i) managed or advised by the same investment manager (including an Investment Manager) or investment adviser as that person, or (ii) if it is managed by a different investment manager or investment adviser, any fund or account or investment vehicle (including any unit trust or investment trust) whose investment manager or investment adviser directly, or indirectly, through one or

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more intermediaries, Controls, is Controlled by, or is under common Control with the investment manager or investment adviser of such person; and

(c)	in respect of any natural person, such person’s Family Members, and references to “Affiliated” shall be construed accordingly.

“Agreed R&Ws” has the meaning given in Clause 14.2.2(d).

“Agreement” means this shareholders’ agreement.

“AHG Shareholder Nominee Director” has the meaning given in Clause 4.3.3.

“AHG Shareholder” means each PGIM Shareholder, each Capital Group Shareholder, each JP Morgan Shareholder, Citadel, each Arini Shareholder, each CVC Shareholder, each MJX Shareholder and any person that enters into a Deed of Adherence.

“AHG Shareholder Group” means (i) an AHG Shareholder; and (ii) its Affiliates from time to time and, for the avoidance of doubt, (a) each of the PGIM Shareholders, and their Affiliates from time to time and any person that enters into a Deed of Adherence as a PGIM Shareholder, together shall be a single AHG Shareholder Group hereunder, (b) each of the Capital Group Shareholders, and their Affiliates from time to time and any person that enters into a Deed of Adherence as a Capital Group Shareholder, together shall be a single AHG Shareholder Group hereunder, (c) each of the JP Morgan Shareholders, and their Affiliates from time to time and any person that enters into a Deed of Adherence as a JP Morgan Shareholder, together shall be a single AHG Shareholder Group hereunder, (d) each of the Arini Shareholders, and their Affiliates from time to time and any person that enters into a Deed of Adherence as an Arini Shareholder, together shall be a single AHG Shareholder Group hereunder, (e) each of the CVC Shareholders, and their Affiliates from time to time, and any person that enters into a Deed of Adherence as a CVC Shareholder, together shall be a single AHG Shareholder Group hereunder and (f) each of the MJX Shareholders, and their Affiliates from time to time and any person that enters into a Deed of Adherence as a MJX Shareholder, together shall be a single AHG Shareholder Group hereunder.

“Alternate Director” has the meaning given in Clause 4.13.

“Annual Financial Statements” has the meaning given in Clause 7.1.2.

“Anti-Corruption Laws” means:

(a)	any law relating to anti-bribery or anti-corruption (governmental or commercial) that applies to the dealings of the Group from time to time, including:

(i)	the U.S. Foreign Corrupt Practices Act of 1877;

(ii)	the United Kingdom Bribery Act 2010;

(iii)	all national and internationals laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions of 1997; and

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(iv)	any national or international law which has as its objectives the prevention of corruption, bribery of fraud;

(b)	any regulations in any jurisdiction applicable to the dealings of the Group relating to anti-bribery or anti-corruption (governmental or commercial) (including any ordinance, rule, regulation or guidance); and

(c)	any order of any court, tribunal or any other judicial or public body, or any other administrative requirement applicable to the dealings of the Group relating to anti-bribery or anti-corruption (governmental or commercial).

“Anti-Terrorism and Money Laundering Laws” means:

(a)	Applicable Laws that relate to money laundering, counter-terrorist financing, proceeds of criminal activity, or record keeping and reporting requirements, in any jurisdiction in each case as are applicable to the dealings of the Group, which may include without limitation:

(i)	the European Union Money Laundering Directives and members states’ implementing legislation;

(ii)	the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017, as amended from time to time, the UK Proceeds of Crime Act 2002; and

(iii)	the U.S. Bank Secrecy Act and USA PATRIOT Act;

(b)	any regulations in any jurisdiction applicable to the dealings of the Group that relate to money laundering, counter-terrorist financing, proceeds of criminal activity, or record keeping and reporting requirements (including any ordinance, rule, regulation or guidance); and

(c)	any order of any court, tribunal or any other judicial or public body, or any other administrative requirement applicable to the dealings of the Group relating to money laundering, counter-terrorist financing, proceeds of criminal activity, or record keeping and reporting requirements.

“Applicable Law” means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any Governmental Authority applicable to such person.

“Appointing Investor” has the meaning given in Clause 4.3.1.

“Articles of Association” means the articles of association of the Company approved and adopted from time to time.

“Asset Sale” has the meaning given in Clause 5.1.3.

“Audit Committee” has the meaning given in Clause 4.17.

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“Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended, and the term “Beneficially Owned” shall have a corresponding meaning.

“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); (b) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018; (c) §7 of the German Außenwirtschaftsverordnung (in connection with section 4 paragraph 1 no. 3 of the German Außenwirtschaftsgesetz); or (d) any similar applicable blocking or anti-boycott law.

“Board” means the Company’s board of directors.

“Board Committees” has the meaning given in Clause 4.17.

“Business” means the business carried on by the Company as at the date hereof, including the development and manufacture of titanium dioxide pigments and performance additives.

“Business Day” means a day other than a Saturday, Sunday or public holiday during which banks are open for normal face-to-face banking business in the City of London (United Kingdom) and New York (United States of America).

“Business Plan” means the business plan of the Group adopted by the Board and as may be amended, modified and/or replaced by approval of the Board from time to time;

“Capital Group Investment Managers” means Capital International and Capital

Research and Management.

“CEO” means the chief executive officer of the Group from time to time, on the date hereof such person being Simon Turner.

“Cede & Co.” means Cede & Co., as nominee for DTC, or such other nominee as may be selected by DTC, as nominee for DTC, which as of the date hereof is the sole registered holder of New Securities under this Agreement on behalf of the holders Beneficial Ownership of Securities Entitlements.

“Chair” means a person appointed as the chairperson of the Board in accordance with

Clause 4.12.

“Citadel Parties” means Citadel Advisors and Citadel, and each a “Citadel Party”.

“Company Insolvency Event” in relation to the Company or a Group Company, means:

(a)	the person is dissolved (other than pursuant to a consolidation, amalgamation or merger);

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(b)	the person entering into or resolving to enter into any arrangement, composition or compromise with or assignment for the benefit of its creditors or any class of them in any relevant jurisdiction;

(c)	a determination by a court of competent jurisdiction that such person is unable to pay its debts when they are due or being deemed under any statutory provision of any relevant jurisdiction to be insolvent;

(d)	the person admits in writing its inability generally to pay its debts as they become due;

(e)	the person institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(f)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person not described in paragraph (e) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(g)	an administrator, liquidator, provisional liquidator, conservator, custodian, receiver, receiver and manager, trustee or similar official being appointed over the person or any of the assets or undertakings of the person, or an event analogous with any such event occurring in any relevant jurisdiction;

(h)	the person has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	an application or order being made or a resolution being passed for the winding up of the person (except for the purposes of a bona fide consolidation, amalgamation or merger);

(j)	the person causes or is subject to any event with respect to it which, under the Applicable Laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

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(k)	the person takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Compensation Committee” has the meaning given in Clause 4.17.

“Competitors” means:

(a)	The Chemours Company, Tronox Holdings plc, Kronos Worldwide, Inc., Lomon Billions Group, Ineos, Cinkarna Celje and Precheza a.s.;

(b)	a person that directly or indirectly (and whether alone or acting together with any other person) owns or controls more than 25% of the economic or voting rights in any person described in sub-paragraph (a); or

(c)	an Affiliate, agent or proxy of any person described in sub-paragraphs (a) or (b).

“Confidential Information” has the meaning given in Clause 18.1.

“Control” means (whether directly or indirectly), from time to time:

(a)	in the case of a body corporate, the right to exercise more than fifty per cent. (50%) of the votes exercisable at any meeting of that body corporate and/or the right to receive more than fifty per cent. (50%) of the economic interest in that body corporate and/or the right to appoint more than fifty per cent. (50%) of its directors;

(b)	in the case of a partnership or limited partnership, the right to exercise more than fifty per cent. (50%) of the votes exercisable at any meeting of partners of that partnership or limited partnership (and, in the case of a limited partnership, control of each of its general partners) and/or the right to receive more than fifty per cent. (50%) of the economic interest in that partnership or limited partnership; or

(c)	in the case of any other person, the right to exercise a majority of the voting rights or otherwise the power to exercise or the actual exercise of control over that person and/or the right to receive more than fifty per cent. (50%) of the economic interest in respect of that person, whether by virtue of provisions contained in its memorandum or articles of association or, as the case may be, certificate of incorporation or by-laws, statutes or other constitutional documents, partnership agreements or any contract or arrangement with any other persons, and “Controlled” and “Controlling” shall be construed accordingly.

“Cure Period” has the meaning given in Clause 22.5.

“CVC Investment Managers” means CVC Credit Partners, CVC Credit Partners U.S. and CVC Credit Partners IM.

“Deed of Adherence” means a deed of adherence, substantially in the form set out in

Schedule 8 or in such other form as shall be approved by the Company.

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“Default Consequence” has the meaning given in Clause 22.4.

“Default Securities” means the number of outstanding Securities directly or indirectly owned or controlled by a Defaulting AHG Shareholder.

“Defaulting AHG Shareholder” has the meaning given in Clause 22.2.

“Depository Agreement” means the Special Eligibility Agreement for Securities, dated August 8, 2017, by and between DTC, Cede & Co, the National Securities Clearing Corporation, the Company and the Transfer Agent.

“Director” means a director of the Company from time to time.

“Drag Along Purchaser” has the meaning given in Clause 15.1.

“Drag Along Securities” has the meaning given in Clause 15.3.

“Drag Transaction Documents” has the meaning given in Clause 15.2.2.

“Dragged AHG Shareholder” has the meaning given in Clause 15.1.

“Dragging AHG Shareholder” has the meaning given in Clause 15.1.

“Dragging AHG Shareholders’ Securities” has the meaning given in Clause 15.1.

“DTC” means the Depository Trust Company, a corporation organized under the laws of New York and a wholly owned subsidiary of the Depository Trust & Clearing Corporation, a holding company organized under the laws of New York.

“DTC Participant” means any person that is reflected on the books and records of DTC as having a direct interest in the Ordinary Shares held of record by Cede & Co.

“Emergency Funding” has the meaning given in 6.2.

“Emergency Funding AHG Shareholders” has the meaning given in Clause 6.3.

“Encumbrance” means a mortgage, charge, pledge, lien, hypothecation, trust, option, restriction, debenture, claim, equitable right, power of sale, pledge, retention of title, right of first refusal or first offer, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind (including, for the avoidance of doubt, rehypothecation rights of the pledgee), or another type of agreement or arrangement having similar effect or which creates such restrictions.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exit Term Loan Facility” means the credit facility established under that certain Term Loan Credit Agreement, dated on or about the date hereof, between Venator Finance S.A.R.L and Venator Materials LLC, as Borrowers, Venator Materials PLC, as Holdings, Acquiom Agency Services LLC and Seaport Loan Products LLC, as Administrative Agent, Acquiom Agency Services LLC, as Collateral Agent, and the lenders, arrangers and agent parties thereto, as amended, restated, amended and

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restated, supplemented or otherwise modified (or refinanced) from time to time and including all related security and other loan documents thereunder.

“Exit Term Loan Facility Agreement” means that certain Term Loan Credit Agreement, dated on or about the date hereof, between Venator Finance S.A.R.L and Venator Materials LLC, as Borrowers, Venator Materials PLC, as Holdings, Acquiom Agency Services LLC and Seaport Loan Products LLC, as Administrative Agent, Acquiom Agency Services LLC, as Collateral Agent, and the lenders, arrangers and agent parties thereto, as amended, restated, amended and restated, supplemented or othwise modified (or refinanced) from time to time..

“Event of Default” has the meaning given in Clause 22.1.

“Excess Securities Pre-Emption Notice” has the meaning given in Clause 9.3.

“Excess Securities Notice” has the meaning given in Clause 13.3.2.

“Excess Subject Securities” has the meaning given in Clause 13.6.

“Family Member” means a spouse (being a person who is married to or is in a civil partnership with a Shareholder) or child (including step child or adopted child), parent, brother, sister, brother-in-law or sister-in-law of the Shareholder in each case for as long as such individual continues to be related to the Shareholder.

“Finance Document” means the ABL Facility, the Exit Term Loan Facility and any other finance document under which a facility or facilities are made available directly or indirectly to the Group or any Group Company.

“Financial Year” means the twelve (12)-month period ended on the Accounting Date.

“Financing Shareholder” has the meaning given in Clause 10.2.1.

“General Meeting Notice” means the notice of general meeting of the Company convened to adopt the Updated Articles, to be in the agreed form as soon as reasonably practicable after the date hereof.

“Governmental Authority” means (a) any national, supranational, state, regional or local government (including, in each case, any agency, department or subdivision of such government); (b) any entity or business that is owned or Controlled by any of those bodies listed in subcategory (a); or (c) any international organisation, such as the United Nations or the World Bank, having competent authority of the issue in question.

“Governmental Order” means any order, writ, judgment, injunction, decree, ruling, stipulation, directive, assessment, subpoena, verdict, determination or award issued, promulgated or entered, whether preliminary or final, by or with any Governmental Authority having the force of Applicable Law, but excluding any non-binding guidance.

“Group” means the Company and its subsidiary undertakings from time to time or any of them as the context requires, and “Group Company” and “member of the Group” shall be construed accordingly.

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“Ineligible Person” means a person: (i) that cannot satisfy the reasonable legal and compliance processes, procedures and approvals relating to know-your-client, anti-money laundering, anti-bribery and corruption and other applicable checks and procedures as reasonably required by the Company in order to comply with Applicable Laws; (ii) that is, or is Controlled by person(s) who are, the subject of, any applicable Sanctions Laws or any Governmental Order relating to applicable Sanctions Laws; or (iii) that is, or any of whose Affiliates are, Competitors.

“Shareholder Insolvency Event” in relation an AHG Shareholder, means:

(a)	the person entering into or resolving to enter into any arrangement, composition or compromise with or assignment for the benefit of its creditors or any class of them in any relevant jurisdiction;

(b)	a determination by a court of competent jurisdiction that such person is unable to pay its debts when they are due or being deemed under any statutory provision of any relevant jurisdiction to be insolvent and/or bankrupt;

(c)	an administration liquidator. or provisional liquidator being appointed to the person, conservator, custodian, or a receiver, receiver and manager, trustee or similar official being appointed over the person or any of the assets or undertakings of the person, or an event analogous with any such event occurring in any relevant jurisdiction;

(d)	an application, order or judgment being made or a resolution being passed for the insolvency, bankruptcy, liquidation and/or winding up of the person (except for the purposes of a bona fide reconstruction consolidation, amalgamation or merger), including, any application or proceeding for relief, that is not, in each case, dismissed, discharged, stayed or restrained within thirty (30) days; or

(e)	the person causes or is subject to any event with respect to it which, under the Applicable Laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (d) above.

“Investment Managers” means each of PGIM, the Capital Group Investment Managers, the JP Morgan Investment Managers, Arini, Citadel Advisors, the CVC Investment Managers and the MJX Investment Managers.

“IPO” means the listing or registration and admission to trading of all or any of the IPO Securities or securities representing IPO Securities (including without limitation depositary interests, American depositary receipts, American depositary shares, global depositary receipts and/or other similar instruments) on NASDAQ, the New York Stock Exchange or the main market of the London Stock Exchange Group PLC, or on the AIM Market operated by the London Stock Exchange Group PLC or any other recognised investment exchange (as defined in Section 285 of the Financial Services and Markets Act 2000).

“IPO Entity” means the Company or any other subsidiary or holding company of the Company as determined by the Board.

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“IPO Securities” means the shares or other equity securities of the IPO Entity to be offered and sold by the Company and/or its Shareholders pursuant to an IPO.

“Issuer Agreement” has the meaning given in Clause 17.4.

“JP Morgan Investment Managers” means JP Morgan Investment International and JP Morgan Chase Bank.

“Liquidity Matters” has the meaning given in Clause 5.1.3.

“Management Incentive Plan” means a share incentive plan providing for the issuance of MIP Shares to certain members of senior management of the Group.

“Mandatory Regulatory Consent” means, in relation to any Transfer of Securities, any approval or the expiry or termination of any applicable waiting period under the legislation or regulations in any applicable country or of any Governmental Authority without which a Transfer or, as the case may be, issue of such Securities would be unlawful or otherwise prohibited or restricted.

“MJX Investment Managers” means MJX Asset, MJX Venture, MJX Venture II and MJX Venture III.

“MIP Shares” means the class B non-voting ordinary shares with a nominal value of $0.001 each in the share capital of the Company having the rights and restrictions specified in the Articles of Association.

“New Party” has the meaning given in Schedule 8.

“New Securities” has the meaning given in Clause 9.1.

“Nominating and Governance Committee” has the meaning given in Clause 4.17.

“Non-Defaulting AHG Shareholders” has the meaning given in Clause 22.2.

“Non-Fully Purchasing AHG Shareholder” has the meaning given in Clause 13.6.

“Non-Fully Subscribing AHG Shareholder” has the meaning given in Clause 9.4.

“Non-Selling AHG Shareholder” has the meaning given in Clause 14.1.

“Ordinary Shares” means the Voting Shares and the MIP Shares.

“Permitted Financing” has the meaning given in Clause 10.2.1.

“Permitted Pledgee” has the meaning given in Clause 10.2.1.

“Permitted Sale Period” has the meaning given in Clause 13.8.2(a).

“Plan of Reorganization” means the “Joint Pre-packaged Plan of Reorganization of Venator Materials PLC and its Debtor Affiliates” pursuant to Chapter 11 of the Bankruptcy Code dated 14 May 2023 (as amended on 18 July 2023) and approved by the United States Bankruptcy Court for the Southern District of Texas on July 25, 2023, as amended from time to time.

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“Pledged Shares” has the meaning given in Clause 10.2.1.

“Pre-Emption Notice” has the meaning given in Clause 9.2.

“Proceedings” has the meaning given in Clause 36.2.

“Proportionate Entitlement” means in respect of an AHG Shareholder, an amount equal to its percentage holding of all of the Voting Shares in issue.

“Proposed Sale” has the meaning given in Clause 14.1.

“Prospective Buyer” has the meaning given in Clause 13.1.

“Quarterly Financial Statements” has the meaning given in Clause 7.1.1.

"Required Financial Statements” has the meaning given in Clause 7.1.1.

“Required Sale” has the meaning given in Clause 15.1.

“Required Sale Notice” has the meaning given in Clause 15.1.

“Reserved Matters” has the meaning given in Clause 5.1.2.

“Responsible Officer” means the chief executive officer, president, vice president, statutory director, secretary, assistant secretary or the chief financial officer, president, principal accounting officer, director of financial services, treasurer or assistant treasurer of such Person or any other senior officer or director with equivalent duties of such Person or any other individual designated in writing to the AHG Shareholders by an existing Responsible Officer of the Company as an authorized signatory, including any person authorised by a power of attorney.

“ROFO AHG Shareholder” has the meaning given in Clause 13.1.1;

“ROFO Notice” has the meaning given in Clause 13.1.1.

“ROFO Offer Notice” has the meaning given in Clause 13.3.

“ROFO Offer Period” has the meaning given in Clause 13.3.

“ROFO Offeror” has the meaning given in Clause 13.3.

“ROFO Sale Notice” has the meaning given in Clause 13.5.

“ROFO Seller” has the meaning given in Clause 13.1.

“Rollover Alternative” has the meaning given in Clause 15.2.3(c).

“Sale” means the sale of more than fifty per cent. (50%) of all of the Ordinary Shares in issue to a single Third Party Purchaser or to one or more Third Party Purchasers as part of a single transaction or a series of related transactions.

“Saleable Securities” has the meaning given in Clause 13.8.2.

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“Sanctions Laws” means:

(a)	any financial sanctions and trade sanctions laws, regulations, decisions or orders of the United Kingdom or the European Union, and/or any of its member states, or overseas territories thereof, and any other applicable financial and trade sanctions including any sanctions regulations which may be made under the UK Sanctions and Money Laundering Act 2018; and

(b)	any United States financial sanctions and trade sanctions laws, regulations, decisions or orders of the United States, including those administered by the Office of Foreign Assets Control of the United States Treasury Department, the State Department.

“Securities” means the Shares, and any other shares, limited partnership interests, equity, quasi-equity, debt instruments or other securities issued by any Group Company from time to time (in each case, excluding entering into external third-party finance facilities for the funding of the Group), and any options or other rights to acquire any of the foregoing.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Entitlement” means a securities entitlement with respect to Ordinary Shares registered to Cede & Co. (or such other nominee as may be selected by DTC), as nominee for DTC, which securities entitlement is held directly or indirectly through the book-entry system maintained by DTC and DTC Participants and which securities entitlement has not been ultimately credited to any other person’s securities account.

“Selling AHG Shareholder” has the meaning given in Clause 14.1.

“Selling AHG Shareholders’ Securities” has the meaning given in Clause 14.2.2(a).

“Shareholder” means any person that has a Beneficial Ownership interest in the Shares of the Company, including through holding a Beneficial Ownership interest in any Shares through any DTC participant, and references to “holding” Shares in this Agreement shall include holding a Beneficial Ownership interest in such Shares.

“Shares” means the Voting Shares, the MIP Shares and any other shares in the issued share capital of the Company from time to time.

“Shortfall Securities” has the meaning given in Clause 9.4.

“Subject Securities” has the meaning given in Clause 13.2.1.

“Subscribing AHG Shareholder” has the meaning given in Clause 9.4.

“Supermajority Reserved Matters” has the meaning given in Clause 5.1.1.

“Tag Acceptance Notice” has the meaning given in Clause 14.3.

“Tag Along Offer” has the meaning given in Clause 14.1.

“Tag Along Offer Closing Date” has the meaning given in Clause 14.2.1.

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“Tag Along Purchaser” has the meaning given in Clause 14.1.

“Tag Along Securities” has the meaning given in Clause 14.1.

“Tag Along Sellers” has the meaning given in Clause 14.3.

“Tagging AHG Shareholder” has the meaning given in Clause 14.3.

“Third Party” has the meaning given in Clause 35.2.

“Third Party Purchaser” means a bona fide third-party purchaser for value which is not Affiliated with any of the Shareholders.

“Transaction Documents” means:

(a)	this Agreement;

(b)	the Articles of Association; and

(c)	the General Meeting Notice.

“Transfer” means, in relation to a Security or any legal or beneficial interest in any Security (or any rights attaching to it), directly or indirectly to:

(a)	sell, assign, transfer or otherwise dispose of it;

(b)	create or permit to subsist any Encumbrance over it;

(c)	direct (by way of renunciation or otherwise) that another person should, or assign any right to, receive it;

(d)	enter into any agreement in respect of the votes or any other rights attached to a Security; or

(e)	agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing,

and “Transferred” shall be construed accordingly.

"Transfer Agent” means Computershare Trust Company, N.A.

“Updated Articles” has the meaning given to it in Clause 3.2.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“Voting Shares” means the ordinary voting shares with a nominal value of $0.001 each in the share capital of the Company having the rights and restrictions specified in the Articles of Association.

2.	INTERPRETATION

In this Agreement, unless the context otherwise requires:

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(a)	references to Clauses, Schedules and the Recitals are to Clauses, Schedules and Recitals of this Agreement; a reference to a paragraph is to the paragraph of the Recital, Clause or Schedule in which it appears; and references to this Agreement include a reference to each of the Schedules;

(b)	headings are for convenience only and do not affect its interpretation;

(c)	the masculine includes the feminine and the neuter and vice versa;

(d)	references to the singular shall include the plural and vice versa;

(e)	“include” and “including” are to be construed without limitation, general words introduced by the word “other” are not to be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words are not to be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be illustrations of those general words;

(f)	a reference to a date which is not a Business Day is to be construed as a reference to the next succeeding Business Day;

(g)	a reference to a time of day is a reference to local time in London, United Kingdom;

(h)	all references to times and dates are expressed and shall be construed in accordance with the Gregorian calendar;

(i)	a reference to an agreement or other document is a reference to that agreement or document as supplemented, amended or novated from time to time;

(j)	a reference to a statutory provision includes a reference to:

(i)	the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement; and

(ii)	any subordinate legislation made under the statutory provision (as so modified or re-enacted) before the date of this Agreement;

(k)	a reference to a “person” includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having a separate legal personality);

(l)	a company is a “subsidiary” of another company (its “holding company”) if that other company, directly or indirectly, through one or more subsidiaries:

(i)	holds a majority of the voting rights in it;

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(ii)	is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

(iii)	is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or

(iv)	has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply;

(m)	a “subsidiary undertaking” shall have the meaning given in section 1162 of the Act;

(n)	an “undertaking” shall include a body corporate or partnership or an unincorporated association carrying on trade or a business with or without a view to profit and, in relation to an undertaking which is not a company, expressions in this Agreement appropriate to companies are to be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description;

(o)	a reference to a document in this Agreement in the “agreed form” is to a document agreed by each AHG Shareholder and initialled by them or on their behalf for identification purposes or identified by a Party’s legal counsel on its behalf by email for identification purposes only prior to the execution of that document;

(p)	a reference to days in connection with the minimum notice or other time periods for actions shall refer to a period which excludes both the starting and expiry days;

(q)	where any Party undertakes or assumes any obligation in this Agreement, that obligation is to be construed as requiring the Party concerned to exercise all rights and powers of control over the affairs of any other person which it is able to exercise (whether directly or indirectly) in order to secure performance of the obligation; and

(r)	references to any English legal term or concept shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

3.	EFFECTIVE DATE

3.1	On the date hereof:

3.1.1	the Company shall procure that a meeting of the special committee of the Board shall be held at which:

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(a)	all conditions precedent to emergence pursuant to the Plan of Reorganization shall have been waived or satisfied in accordance with the terms thereof;

(b)	the entry into this Agreement and all documents required to be entered into pursuant to or in connection with this Agreement is approved;

(c)	the appointment of Kathy Harper, Bart de Jong, Arjen den Bouter, Fried-Walter Münstermann, Jame Donath and Bryan Snell as Directors shall be approved;

(d)	the resignation and removal of Aaron Charles Davenport, Daniele Ferrari, Peter Riley Huntsman, Vir Lakshman, Stefan Selig, Jame Donath and Heike Van De Kerkhof as Directors shall be approved; and

(e)	the appointment of Kathy Harper as Chair shall be approved; and

3.1.2	the Company shall procure that immediately after completion of the meeting referred to in Clause 3.1.1 above, the Company shall deliver to each of Investment Managers a copy of the minutes of the meeting of the special committee of the Board;

3.1.3	the Company shall deliver a copy of this Agreement duly executed by the Company to each of the other Parties; and

3.1.4	each Party shall deliver a copy of this Agreement duly executed by it to the other Parties.

3.2	The Parties shall negotiate in good faith and act reasonably to agree updated articles of association of the Company to reflect the terms of this Agreement (the “Updated Articles”) as soon as reasonably practicable after the date hereof.

3.3	The Parties shall negotiate in good faith and act reasonably to agree the General Meeting Notice as soon as reasonably practicable after the date hereof.

3.4	As soon as reasonably practicable after the General Meeting Notice and the Updated Articles are in agreed form the Company shall circulate the General Meeting Notice to all Shareholders seeking approval to adopt the Updated Articles and any other resolutions that have been approved by or on behalf of the AHG Shareholders.

3.5	As soon as reasonably practicable after the date that the General Meeting Notice is circulated, each AHG Shareholder shall and each Investment Manager shall use reasonable endeavours to procure that each AHG Shareholder shall vote (or instruct the person holding the legal title to the Shares its Beneficial Ownership relates to votes) in favour of the resolutions specified in the General Meeting Notice to adopt the Updated Articles and any other resolutions set out in the General Meeting Notice that have been approved by or on behalf of the AHG Shareholders.

4.	GOVERNANCE

4.1	The Board shall (subject to the terms of this Agreement) be responsible for the overall corporate strategy, direction and management of the Group. The Board shall not,

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however, implement any Supermajority Reserved Matters, the Reserved Matters or the Liquidity Matters without obtaining the requisite approval under Clause 5.1.

Appointment and removal of Directors

4.2	The Board shall consist of up to seven (7) independent Directors. The initial members of the Board shall be:

4.2.1	Kathy Harper, who shall be the first Chair;

4.2.2	Bart de Jong;

4.2.3	Arjen den Bouter;

4.2.4	Jame Donath;

4.2.5	Fried-Walter Münstermann;

4.2.6	Bryan Snell; and

4.2.7	Simon Turner, who shall also be the CEO.

4.3	If a vacancy on the Board arises as a result of any of the Directors appointed pursuant to Clause 3.1.1(c) ceasing to hold office, new Directors shall be appointed (up to the maximum size of the Board) and removed as follows:

4.3.1	subject to Clauses 4.3.4, 4.4, 4.8 and 7.1, an AHG Shareholder or an AHG Shareholder Group (and their respective Investment Managers) (each an “Appointing Investor”) has the right to appoint and remove one (1) AHG Shareholder Nominee Director for every fifteen per cent. (15%) of the Voting Shares in issue Beneficially Owned by such Appointing Investor’s AHG Shareholder Group from time to time;

4.3.2	the appointment and removal rights for each Appointing Investor referred to in Clause 4.3.1 shall be exercisable in an order of priority based upon the Proportionate Entitlement of the Voting Shares held by each Appointing Investor’s AHG Shareholder Group, with the Appointing Investor holding the largest Proportionate Entitlement having the first right to appoint such number of AHG Shareholder Nominee Directors as it is entitled to appoint as a result of its Proportionate Entitlement of the Voting Shares as vacancies arise before the Appointing Investor with the next largest Proportionate Entitlement of the Voting Shares is entitled to appoint an AHG Shareholder Nominee Director;

4.3.3	once a Director is appointed by an Appointing Investor pursuant to Clause 4.3.1, then such Director (an “AHG Shareholder Nominee Director”) is the nominee of such Appointing Investor and, subject to Clause 4.3.5, may only be removed and replaced by such Appointing Investor;

4.3.4	if an Appointing Investor chooses not to exercise its rights to appoint an AHG Shareholder Nominee Director (or any replacement thereof) within forty-five

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(45) days following it becoming entitled to do so, it shall cease to have any rights to appoint, remove or replace an AHG Shareholder Nominee Director regardless of the size of its Proportionate Entitlement and, following the appointment of AHG Shareholder Nominee Directors by all Appointing Investors that are entitled to exercise such rights, the procedure and rights specified in Clause 4.3.6 shall apply;

4.3.5	if an AHG Shareholder Nominee Director ceases to hold office, and the relevant Appointing Investor’s AHG Shareholder Group no longer Beneficially Owns sufficient Voting Shares to entitle it to appoint such Director’s replacement, and there is no other Appointing Investor who is entitled to appoint an AHG Shareholder Nominee Director to replace such Director pursuant to Clause 4.3.1, the procedure and rights specified in Clause 4.3.6 shall apply in relation to the replacement of such Director;

4.3.6	following the appointment of AHG Shareholder Nominee Directors by all Appointing Investors that are entitled to exercise such rights, any subsequent vacancy arising on the Board (other than the CEO) shall be filled by a new independent Director nominated by the Nominating and Governance Committee and appointed or removed by a resolution of the Board subject to the approval of Shareholders acting by way of an ordinary resolution passed in accordance with the Act; and

4.3.7	if the CEO resigns or is removed from office at any time, he or she shall be removed from the Board as a Director and the new CEO shall be appointed as a replacement Director in accordance with Clause 4.20.

4.4	The right to appoint a AHG Shareholder Nominee Director pursuant to Clause 4.3 shall not apply in circumstances where, in order to comply with the Act, a Director has resigned in advance of subsequent reappointment at the next annual general meeting of the Company.

4.5	An AHG Shareholder Nominee Director may be appointed or removed by notice in writing to the Company signed by the Appointing Investor making the appointment or effecting the removal of an AHG Shareholder Nominee Director and the appointment or removal of an AHG Shareholder Nominee Director shall take effect when the notice is delivered to the Company, unless the notice indicates otherwise.

4.6	Each Director, including any AHG Shareholder Nominee Director, and any Alternate Director shall be independent (as determined by reference to the criteria on independence specified in the UK Corporate Governance Code, 2018 version) from any Shareholder and Investment Manager, and shall not be permitted to be an employee, officer, director, consultant, contractor or agent of any Shareholder and/or Investment Manager.

4.7	The Parties shall use all reasonable endeavours to ensure that a majority of the Directors shall be ordinarily resident outside of the United Kingdom, the Channel Islands and the Isle of Man for a period of ten (10) years from the date hereof, provided that there shall be no majority of Directors in any other jurisdiction, other than the United States of America.

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4.8	Each AHG Shareholder shall exercise its respective voting rights in the Company to ensure that the Board is constituted by persons in the manner set out in this Agreement.

Meetings of the Board

4.9	Meetings of the Board will be held periodically as the Board may determine at such places in the United Kingdom or elsewhere as a majority of the Board shall decide, having regard to the tax residency of the Company and any requirements for the Company’s central management and control to be outside of the United Kingdom, the Channel Islands and the Isle of Man to ensure that the Company is not within the scope of The City Code on Takeovers and Mergers; provided that meetings of the Board shall not be held if a majority of the Board is physically located in a jurisdiction other than the United Kingdom or the United States of America.

4.10	At least five (5) Business Days’ notice shall be given to each Director of any meeting of the Board (except for an adjourned meeting) unless a majority of the Directors then in office (or their alternates) approve a shorter notice period and if all the Directors are present or represented at a Board meeting, such presence or representation shall constitute a waiver by each of them of such notice in relation to such Board meeting. Any such notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall, wherever practicable, be accompanied by copies of any relevant papers. If any matter is not identified in reasonable detail, the Board shall not decide on it unless all of the Directors (or their alternates) otherwise agree.

Quorum

4.11	The quorum for transacting business at any Board meeting shall be a minimum of the majority of the Directors then in office. If such a quorum is not present within one (1) hour from the time appointed for the meeting or if during the meeting such a quorum is no longer present, the meeting shall be adjourned for five (5) Business Days to the same place and time. At least five (5) Business Days’ notice of the adjourned meeting will be given to each of the Directors, and any such notice will be given in the same manner, and specifying the same agenda, as for the original meeting. The quorum for any adjourned meeting shall be the same as for the original meeting.

4.12	The Chair shall be a Director appointed by a resolution of the Board, acting by a majority. The first Chair shall be Kathy Harper. The Chair, in the event of a tie, shall not have a second or casting vote on matters on which the Board is required to vote.

4.13	Each Director shall be entitled to appoint an alternate independent Director (an “Alternate Director”) either generally or for a specific Board meeting, and the Alternate Director may represent such Director and vote on his or her behalf at such Board meeting or sign any written resolution referred to in Clause 4.15, provided that the Director has given written notice to each other Director and the Company of the Alternate Director who has been appointed, in order to allow such other Directors reasonable opportunity to express any concern as to his or her suitability, with such notice to be provided as soon as reasonably practicable after receiving notice of the Board meeting or circulation of a written resolution and in any event no less than twenty-four (24) hours before the Board meeting (except in the case of a Board meeting which is convened on shorter notice, in which case the notification of the Alternate

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Director must be made as soon as reasonably practicable and in any event prior to the Board meeting) or the signing of any written resolution referred to in Clause 4.15.

Voting

4.14	The Board shall decide on matters by a simple majority vote of Directors present and by voting at a meeting at which a quorum is present (subject to AHG Shareholder approval of the Supermajority Reserved Matters, the Reserved Matters and Liquidity Matters). Each Director present, whether in person or (where relevant) represented by an Alternate Director, at any Board meeting shall have one (1) vote in respect of any decision to be made by the Board.

4.15	Decisions of the Board may also be made by unanimous written consent of all the Directors in office.

Participation in meetings of the Board

4.16	Subject to Clause 4.9, compliance with Applicable Law and such action not being likely to have an adverse regulatory or tax impact on the Company and any requirements for the Company’s central management and control to be outside of the United Kingdom, the Channel Islands and the Isle of Man to ensure that the Company is not within the scope of The City Code on Takeovers and Mergers, Directors may participate in a meeting through use of any telecommunications and/or video link, so long as all those participating in the meeting can hear and speak to each other and participation by a Director in a meeting in such manner constitutes presence at such meeting.

Committees of Directors

4.17	The Directors may delegate any of their powers to a committee of the Board. The Board shall maintain an audit committee (the “Audit Committee”), an appointment and compensation committee (the “Compensation Committee”) and a nominating and governance committee (the “Nominating and Governance Committee”, and together with the Audit Committee, the Compensation Committee and such other committees as agreed by the Board from time to time, the “Board Committees” and each a “Board Committee”).

4.18	The powers and responsibilities of the Board Committees (and any other committee of a Board as established by such Board from time to time) shall be set forth in either the Articles of Association (or the articles of association of the relevant Group Company) from time to time or in separate terms of reference approved by a majority of the Board.

4.19	Any Board Committees may make recommendations to the Board (or the board of the relevant Group Company) in relation to any matter, but no Board Committee shall be able to decide on any matter except to the extent the Board has given it an express mandate to decide on the matter under the Articles of Association or the relevant terms of reference.

Executive appointments

4.20	Decisions as to the removal, replacement and/or appointment of the CEO from time to time and any other senior management executives of the Group shall be taken by the

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Board, acting by majority and following recommendation of the Nominating and Governance Committee.

Directors’ remuneration, expenses and indemnity

4.21	Directors shall be entitled to remuneration from the Company and shall be entitled to reimbursement from the Company of documented and reasonable out-of-pocket expenses properly incurred by them in connection with attendance at meetings of the Board or otherwise in connection with the discharge of their duties as Director.

4.22	In addition to any remuneration payable to the Directors, the Company shall procure that each Director shall be entitled to participate in the Management Incentive Plan and each Party agrees that the Company may allot and issue such number of MIP Shares at a price per share and on such other terms, including eligible subscribers and the terms of issue, as shall be approved by the Compensation Committee.

4.23	The Parties agree that they will take all steps required under Applicable Law and pass all resolutions (including in respect of the disapplication of pre-emption rights to effect such issuance) that are reasonably necessary in order to issue such MIP Shares to Directors and/or employees of the Group together with any other securities that the Company is obliged to issue to Directors appointed in accordance with clause 3.1.1(c) pursuant to the terms of their engagement letters.

5.	RESERVED MATTERS

5.1	The AHG Shareholders shall use their respective powers to procure, so far as they are legally able, and the Company shall ensure that no action or decision is taken or made (whether by the Company or any other member of the Group) except to the extent expressly provided for in this Agreement and subject to Clause 5.2:

5.1.1	relating to any of matters set out in Schedule 9 unless the prior consent of the holders of more than seventy-five per cent. (75%) of the Voting Shares in issue from time to time is obtained in accordance with Clause 5.2 (“Supermajority Reserved Matters”);

5.1.2	relating to any of matters set out in Schedule 10 unless the prior consent of the holders of more than sixty per cent. (60%) of the Voting Shares in issue from time to time is obtained in accordance with Clause 5.2 (the “Reserved Matters”); and

5.1.3	relating to the entry into any transaction for the disposal of all or substantially all of the assets of the Group to a third-party purchaser (an “Asset Sale”) or an IPO unless the prior consent of the holders of more than fifty per cent. (50%) of the Voting Shares in issue from time to time is obtained in accordance with Clause 5.2 (the “Liquidity Matters”).

5.2	Subject to Clause 5.3, in respect of any matter requiring the prior consent of AHG Shareholders under Clause 5.1, such consent shall be provided by the execution of a written consent by the AHG Shareholders holding the requisite percentage of Voting Shares.

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5.3	If any of the Supermajority Reserved Matters, the Reserved Matters and Liquidity Matters require an ordinary and/or special resolution of the Company to be passed at a general meeting of the Company in accordance with the Act, then the Company shall ensure that such general meeting of the Company is promptly convened so that any such ordinary and/or special resolutions can be proposed and voted upon by the members of the Company. The Parties further agree that, if at such a general meeting of the Company, the required special resolutions are passed by the requisite members of the Company in accordance with the Act, a further written consent shall not be required to be executed in accordance with Clause 5.2.

5.4	Except as provided for in Clause 5.2, the AHG Shareholders shall act through general meetings duly held and resolutions duly passed and adopted in accordance with the terms and conditions of this Agreement, the Articles of Association and the Act.

5.5	Each AHG Shareholder hereby confirms to the Company that, for the purposes of the Articles of Association, any notice, document or information may be given, sent or supplied by the Company to any AHG Shareholder by:

5.5.1	sending it in electronic form to the electronic address specified for such AHG Shareholder in Schedule 7 (AHG Shareholders) and, in the case of any person that enters into a Deed of Adherence, to the electronic address specified for such person in its Deed of Adherence; or

5.5.2	making it available on a website, provided that the requirements in the Articles of Association are satisfied and each AHG Shareholder is sent notification by electronic means in accordance with Clause 5.5.1 of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed and how it may be accessed.

6.	FUNDING

6.1	If the Board determines that additional funding is needed for the Group (taken as a whole) or any member of the Group, it will provide a written report to the AHG Shareholders on the additional funding which is available from third-party lenders, including pursuant to any existing Finance Document. The Board shall first reasonably seek to source the required funding from third-party sources (including debt financing) and, if in its sole discretion the Board determines it is not feasible to do so, it may request additional funding from the Shareholders in accordance with the procedure specified in Clause 9 (subject to the remaining provisions of this Clause 6 in respect of Emergency Funding).

Emergency Funding

6.2	If the Board is of the opinion that the Company or any member of the Group is at risk of imminent payment default under an existing Finance Document, breaching any other material financial obligation or otherwise at risk of an imminent Company Insolvency Event occurring, then it may give written notice to the AHG Shareholders and the Investment Managers to request funding on an emergency basis, specifying the amount of funding required and the proposed Securities to be issued in connection with such funding (“Emergency Funding”).

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6.3	Subject to Applicable Law, AHG Shareholders that hold together fifty per cent. (50%) or more of the Voting Shares (the “Emergency Funding AHG Shareholders”) may elect to provide Emergency Funding by subscribing for New Securities or advancing loans to the Company, in each case, on such terms as may be agreed between such AHG Shareholders and the Company without the requirement for any additional approvals from the AHG Shareholders.

6.4	If the Emergency Funding AHG Shareholders have advanced Emergency Funding pursuant to Clause 6.3 above (and not in accordance with the procedure for the issuance of New Securities specified in Clause 9), the other AHG Shareholders for a period of twenty (20) Business Days after the provision of such Emergency Funding shall have the right to fund its Proportionate Entitlement of such Emergency Funding (the “Catch-Up Right). At the option of the Board, the other AHG Shareholders may participate in the Catch-Up Right by either:

6.4.1	if the Board determines that the Company requires additional Emergency Funding, providing additional Emergency Funding, on a pro rata basis to the Emergency Funding AHG Shareholders, by subscribing for New Securities or advancing loans to the Company, in each case, on the same terms as the Emergency Funding AHG Shareholders (as if such other AHG Shareholder(s) participated in the original Emergency Funding by the Emergency Funding AHG Shareholders) up to its Proportionate Entitlement; or

6.4.2	if the Board determines that the Company does not require additional Emergency Funding:

(a)	in the event the Emergency Funding was provided by way of the issuance of New Securities, the Emergency Funding AHG Shareholders making a Transfer of such number of New Securities that is in excess of their Proportionate Entitlement to the other AHG Shareholders who wish to fund their Proportionate Entitlement of the Emergency Funding, up to the other AHG Shareholders’ Proportionate Entitlements and at the same subscription price; and

(b)	in the event the Emergency Funding was provided by way of a loan advanced to the Company, the Emergency Funding AHG Shareholders making a Transfer of such interest in such loan as lender that is in excess of their Proportionate Entitlement to the other AHG Shareholders who wish to fund their Proportionate Entitlement of the Emergency Funding, up to the other AHG Shareholders’ Proportionate Entitlements and at an amount equal to the principal amount of the loan so transferred.

6.5	Each AHG Shareholder shall exercise its respective voting rights in the Company to ensure that

6.5.1	any relevant authority to allot is granted; and

6.5.2	any statutory pre-emption rights under the Act shall be disapplied,

in each case for the purposes of Emergency Funding (being in an amount equal to ten per cent. (10%) of the issued ordinary share capital of the Company from time to time,

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unless such amount is agreed to be varied by AHG Shareholders holding not less than sixty per cent. (60%) of the voting rights in the issued ordinary share capital).

7.	INFORMATION AND REPORTING

7.1	At all times when the Company is not required to file reports under Section 13 or Section 15(d) of the Exchange Act (or any similar securities laws and regulations), then, the Company shall and shall procure that each member of the Group shall provide to the AHG Shareholders through an online portal with reasonable confidentiality and other “click-through” non-disclosure requirements:

7.1.1	within sixty (60) days following the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending March 31, 2024, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Company and its

Subsidiaries (as defined in the Exit Term Loan Facility Agreement) as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and, in each case, the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity will be certified by a Responsible Officer (as defined in the Exit Term Loan Facility Agreement) of the Company on behalf of the Company as fairly presenting, in all material respects, the financial position and results of operations of the Company and its Subsidiaries (as defined in the Exit Term Loan Facility Agreement) on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the applicable financial statements delivered pursuant to this paragraph (2) being the “Quarterly Financial Statements” and, together with the Annual Financial Statements, the “Required Financial Statements”);

7.1.2	within ninety (90) days following the end of each fiscal year (or within one hundred twenty (120) days following the end of the fiscal year ending December 31, 2023), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Company and its Subsidiaries (as defined in the Exit Term Loan Facility Agreement) as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and, in each case, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity will be audited by independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Administrative Agent (as defined in the Exit Term Loan Credit Agreement) and the Required Lenders (as defined in the Exit Term Loan Credit Agreement), and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from (a) an upcoming maturity date under the ABL Facility or the Exit Term Loan Facility occurring within one year from the time such opinion is delivered or (b) an anticipated or actual financial covenant non-

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compliance under the ABL Facility) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Company and its Subsidiaries (as defined in the Exit Term Loan Facility Agreement) on a consolidated basis in accordance with GAAP and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the applicable financial statements delivered pursuant to this paragraph (1) being the “Annual Financial Statements”);

7.1.3	the annual Business Plan approved by the Board as soon as reasonably practicable following, and in any event within the earlier of sixty (60) calendar days following the start of each Financial Year to which it relates or one week after the relevant Business Plan is approved by the Board;

7.1.4	information which is material with respect to the Company and its subsidiaries concerning: (i) entry into, material modifications of, and termination of material agreements; (ii) changes in management or control; (iii) acquisitions or dispositions of assets; (iv) bankruptcy or receivership; (v) changes in registrant’s certifying accountants; (vi) changes in securities or in the security for registered securities; (vii) defaults upon senior securities; (viii) material increases or decreases in the amount outstanding of securities or indebtedness; (ix) material impairments; (x) the results of the submission of matters to a vote of security holders; (xi) transactions with directors, officers or principal security holders; (xii) amendments to articles of incorporation or bylaws; and (xiii) material cybersecurity incident, each as soon as reasonably practicable following, and in any event within four (4) Business Days of such event; and

7.1.5	such other information relating to the Group as any AHG Shareholder or Investment Manager may reasonably request in writing to the Company and, in any event, within ten (10) Business Days of such request;

provided, however, that

(i)	as long as the Company has reporting obligation under Section 15(d) of the Exchange Act following the date hereof, the Company may comply with the time periods specified in the rules and regulations of the U.S. Securities and Exchange Commission for the delivery of any such information to AHG Shareholders, including any extension periods available under such rules and regulations and excluding any requirement and time periods applicable to “accelerated filers” (as defined in Rule 12b-2 under the Exchange Act) under such rules and regulations;

(ii)	in no event shall such reports be required to comply with Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC; and

(iii)	in no event shall such reports be required to comply with Regulation G promulgated by the SEC or Item 10(e) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission with respect to any non-GAAP financial measures contained therein.

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7.2	Each Director may disclose on a confidential basis any information received from a Group member to any AHG Shareholder, Investment Manager and to any person to whom any AHG Shareholder is entitled to disclose information pursuant to Clause 18.

7.3	In the event that on the date hereof an AHG Shareholder has not included the number of Voting Shares in which it holds a Beneficial Ownership in Schedule 1 (PGIM Shareholders), Schedule 2 (Capital Group Shareholders), Schedule 3 (JP Morgan Shareholders), Schedule 4 (Arini Shareholders), Schedule 5 (CVC Shareholders), Schedule 6 (MJX Shareholders) or Schedule 7 (AHG Shareholders) (as the case may be) then such AHG Shareholder shall provide confirmation of such number of Voting Shares to the Company and each other Party within sixty (60) Business Days of the date hereof.

7.4	Each AHG Shareholder (i) shall comply with Section 793 of the Act and (ii) shall:

7.4.1	annually within 20 (twenty) Business Days of the Accounting Date;

7.4.2	promptly upon reasonable request and notice from the Company; and

7.4.3	prior to exercising the appointment and removal rights referred to in Clause 4.3.1,

in each case, provide written notice to the Company and, subject to any redactions as may be necessary to remove any Confidential Information that cannot be shared with the other AHG Shareholders, the other AHG Shareholders of its, and in the case of a notification pursuant to Clause 7.4.3, its AHG Shareholder Group’s Beneficial Ownership in the Voting Shares.

8.	TAX MATTERS

8.1	The Company and the AHG Shareholders shall comply with the U.S. tax matters set forth in Schedule 11.

8.2	Upon the written request of an AHG Shareholder, the Company shall promptly provide such AHG Shareholder, as soon as reasonably practicable (but in no event later than ninety (90) days following the end of the Company’s Accounting Period) all Company information reasonably available to the Company that is reasonably requested by such AHG Shareholder and which is reasonably necessary to:

8.2.1	prepare accurately all tax returns required to be filed (as a result of a direct or indirect equity interest in the Company) by: (i) such AHG Shareholder; (ii) such AHG Shareholder's Affiliates; (iii) such AHG Shareholder’s direct or indirect members; and/or (iv) such AHG Shareholder’s Investment Manager; and/or

8.2.2	comply with any tax reporting requirement imposed (as a result of a direct or indirect equity interest in the Company) on: (i) such AHG Shareholder; (ii) such AHG Shareholder's Affiliates; (iii) such AHG Shareholder’s direct or indirect members; and/or (iv) such AHG Shareholder’s Investment Manager as a result of the AHG Shareholder’s investment in the Company, including a determination as to the portion of each Company distribution that is treated as a dividend for U.S. federal income tax purposes.

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Provided that, other than the information described in Schedule 11 with respect to U.S. tax matters, with respect to any tax analysis that is not in the Company’s possession (nor is reasonably available to the Company without reasonable out-of-pocket cost or expense) and is requested by a AHG Shareholder, such analysis by the Company (or its subsidiaries) and its advisers and the provision of such information shall be at the cost and expense of such requesting AHG Shareholder.

9.	PRE-EMPTION RIGHTS

9.1	Subject to Clause 9.6 and without prejudice to any statutory pre-emption rights under the Act, if the Company proposes to allot and issue new Securities (“New Securities”), each AHG Shareholder is entitled but not obliged to subscribe for its Proportionate Entitlement to such New Securities.

9.2	If the Company resolves to issue New Securities, it shall give each AHG Shareholder a written notice (a “Pre-Emption Notice”) describing the issue of the New Securities, identifying:

9.2.1	the total number of New Securities which the Company proposes to issue;

9.2.2	the price upon which the Company proposes to issue the New Securities; and

9.2.3	the terms and conditions upon which the Company proposes to issue the New Securities.

9.3	Each AHG Shareholder shall have ten (10) Business Days from the date of its receipt of the Pre-Emption Notice to subscribe for all or a portion of its Proportionate Entitlement of the New Securities for the price and upon the terms and conditions specified in the Pre-Emption Notice, by giving written notice to the Company, and stating therein the number of New Securities to be subscribed for by such AHG Shareholder, provided that (i) such number may include additional New Securities which the AHG Shareholder is prepared to subscribe for in excess of its Proportionate Entitlement (if such indication is included, such notice shall constituted an “Excess Securities Pre-emption Notice”) and (ii) subject to Clause 11.2, such AHG Shareholder may elect a member of its AHG Shareholder Group and/or a professional financial services institution acting as bare nominee for such AHG Shareholder to subscribe for such number of New Securities.

9.4	In the event that an AHG Shareholder does not respond to a Pre-Emption Notice or such AHG Shareholder does not agree to subscribe for any or all of its Proportionate Entitlement of the New Securities on offer (such AHG Shareholder, a “Non-Fully Subscribing AHG Shareholder”), but one or more other AHG Shareholders agree to subscribe for all of its or their Proportionate Entitlement of the New Securities on offer (each, a “Subscribing AHG Shareholder”), then if any such Subscribing AHG Shareholders have indicated an interest in subscribing for New Securities in excess of its or their Proportionate Entitlement by submitting and Excess Securities Pre-emption Notice pursuant to Clause 9.3 then such Subscribing AHG Shareholders shall have the right to subscribe for all or a portion of the amount of the New Securities that all Non-Fully Subscribing AHG Shareholders have not agreed to subscribe for (the “Shortfall Securities”) based upon their Proportionate Entitlement disregarding the Non-Fully Subscribing AHG Shareholder’s Proportionate Entitlement, and the Company shall

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notify the relevant Subscribing Shareholders of the number of Shortfall Securities that have been allocated to them pursuant to their election pursuant to their Excess Shares Pre-Emption Notice.

9.5	If any of the New Securities offered to the AHG Shareholders in accordance with Clause 9 remain unallocated and/or unsubscribed for following the process specified in Clauses 9.1 to 9.4, then such New Securities may be allotted and issued at the discretion of the Board, provided that such New Securities shall not be allotted and issued (i) to any Ineligible Person and (ii) on more beneficial terms than those offered to the AHG Shareholders.

9.6	The Parties agree that the terms of Clauses 9.1 to 9.4 shall not apply to:

9.6.1	an issuance of New Securities on an IPO;

9.6.2	any issuance of New Securities for the purposes of Emergency Funding;

9.6.3	the issuance or grant of MIP Shares pursuant to any Management Incentive Plan that has been approved by the Board; and

9.6.4	the issuance of New Securities by one Group Company to another Group Company.

10.	TRANSFERS OF SHARES

10.1	Subject to compliance with Clauses 10.2, 11, 13, 14 and 15 and Applicable Law, an AHG Shareholder may Transfer any Securities and the Company and the Board shall not refuse the registration or recognition of the Transfer of any Securities by any AHG Shareholder if such Transfer is in accordance with this Agreement and the Articles of Association provided that, that notwithstanding any other provision of this Agreement, the Board shall be entitled to reject to register the Transfer of any Securities by an AHG Shareholder to an Ineligible Person; provided that the Board shall not be entitled to reject to register the Transfer of any Securities by an AHG Shareholder to a Competitor, if such Transfer is carried out in accordance with Clause 15.

10.2	The provisions of Clauses 11 and 13 hereof shall not apply to:

10.2.1	the creation of any Encumbrance over all or any portion of the Shares Beneficially Owned by an AHG Shareholder (or its Affiliate) (a “Financing Shareholder” and such Shares, the “Pledged Shares”), in one or several transactions, as collateral or security in respect of any bona fide margin loan(s), other extension(s) of credit or hedging and/or monetization equity derivative transaction(s) that has been notified in writing by the relevant Financing Shareholder to each other AHG Shareholder (other than in relation to any ordinary course of business prime brokerage or similar financing arrangement relating to the Shareholders’ assets as a whole, where such notice requirement shall not apply) (each, a “Permitted Financing”) between a Financing Shareholder (or its Affiliate) and a financing provider that is not an AHG Shareholder or an Affiliate of an AHG Shareholder (the “Permitted Pledgee”); and

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10.2.2	any appropriation of the Pledged Shares by the Permitted Pledgee for its own account upon a foreclosure and/or any direction of voting rights attached to the Pledged Shares by the Permitted Pledgee following an event of default (however defined) under the Permitted Financing, provided that the Permitted Pledgee shall not be required to enter into a Deed of Adherence as an AHG Shareholder until and unless such appropriation or direction has occurred (and for the avoidance of doubt, the Permitted Pledgee is not required to enter into a Deed of Adherence upon the creation of any Encumbrance over the Pledged Shares or solely due to the occurrence of an event of default under any Permitted Financing and/or the resulting ability of the Permitted Pledgee to direct the disposition of the Pledged Shares upon a foreclosure pursuant to the terms of the Permitted Financing or Applicable Law).

10.3	Any Transfer of the Pledged Shares by or on behalf of the relevant Financing Shareholder to a party other than the Permitted Pledgee upon a foreclosure thereon following an event of default under any Permitted Financing shall be subject to, and shall comply with, Clauses 11, 13, 14 and 15 hereof (including the requirement to enter into a Deed of Adherence pursuant to Clause 11.2).

10.4	Each relevant Party warrants to each other Party on the date of this Agreement that the Permitted Pledgee is not an Ineligible Person for the purposes of this Agreement and such warranty is deemed repeated by each Party on each day after the date hereof until the earlier of: (i) the day such Party ceases to hold an interest in any Shares; and (ii) this Agreement is otherwise terminated, by reference to the facts and circumstances existing on each such date.

11.	GENERAL RESTRICTIONS ON TRANSFERS

11.1	Subject to Clause 11.2, a bona fide Transfer of Securities is permitted:

11.1.1	to an Affiliate of an AHG Shareholder, provided that:

(a)	the AHG Shareholder transferor must retain Control of the Affiliate transferee following such transfer; and

(b)	if the transferee ceases to be an Affiliate of such AHG Shareholder, such transferee shall be obliged to immediately Transfer all of its transferred Securities to the original AHG Shareholder transferor or an Affiliate of the AHG Shareholder transferor; and

11.1.2	to another AHG Shareholder or person or account managed or advised by an existing Investment Manager (or an Affiliate of an existing Investment Manager) provided that:

(a)	the transferee must continue to be managed or advised by an existing Investment Manager (or an Affiliate of an existing Investment Manager); and

(b)	if the transferee ceases to be managed or advised by an existing Investment Manager (or an Affiliate of an existing Investment Manager), such transferee shall be obliged to immediately Transfer all of its

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transferred Securities to the original AHG Shareholder transferor or another AHG Shareholder or account or managed or advised by an existing Investment Manager (or an Affiliate of an existing Investment Manager); and

11.1.3	to an AHG Shareholder in accordance with Clause 6.4.

11.2	The Parties will procure that it shall be a condition of:

11.2.1	any Transfer of Securities in accordance with Clauses 10.2.2, 10.3 or 11.1 to; or

11.2.2	a subscription for Securities in accordance with Clause 9 by,

a person or account that is (i) not an AHG Shareholder as at the date hereof and (ii) managed or advised by an existing Investment Manager or, in the case of a Transfer of Securities in accordance with Clauses 10.2.2 or 10.3, a Permitted Pledgee or a party other than the Permitted Pledgee in the event of a foreclosure, that the transferee or subscriber (as the case may be) enters into a Deed of Adherence before it becomes the holder of a Beneficial Ownership in any Voting Shares.

11.3	A person that has entered into a Deed of Adherence pursuant to this Agreement shall have the benefit of and be subject to the burden of all the provisions of this Agreement in respect of the Voting Shares so acquired as if it were Party hereto in the capacity designated in the Deed of Adherence, and this Agreement shall be interpreted accordingly.

11.4	The Parties agree that any Transfer (or series of Transfers) of Securities that does not comply with the process set out in Clause 13 and that would result in a person that was not a Shareholder at the date of this Agreement holding more than five per cent. (5%) of the Voting Shares in issue shall require the prior written consent of the Company, following the Board’s consultation with each of the other AHG Shareholders who Beneficially Own not less than two per cent. (2%) of the Voting Shares in issue.

11.5	All certificates (if any) or book-entry accounts and related statements representing or otherwise evidencing Securities shall conspicuously bear the applicable legends set forth below, with such changes as the Board, in its discretion, deems to be necessary and appropriate, and any other legends required by Applicable Law or customarily applied to Securities. Each Shareholder shall be deemed to have actual knowledge of the terms, provisions, restrictions and conditions set forth in this Agreement (including the restrictions on Transfer set forth in this Clause 11.1), whether or not any certificate or book-entry accounts and related statements representing or otherwise evidencing Securities owned or held by such Shareholder bear the legends set forth below and whether or not any such Shareholder received a separate notice of such terms, provisions, restrictions and conditions:

11.5.1	Each certificate, if any, or book-entry accounts and related statements representing or otherwise evidencing Securities issued in reliance on the Securities Act exemption provided by Section 4(a)(2) of the Securities Act or Regulation S promulgated thereunder shall include, or be deemed to include, a legend substantially to the following effect:

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“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][STATEMENT] WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OF THE UNITED STATES, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE LOCAL OR STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT RELATING TO THE OPERATION OF VENATOR MATERIALS PLC (THE “COMPANY”), DATED [●], 2023, INCLUDING RESTRICTIONS ON TRANSFER. THE SECURITIES ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT, AND ALL HOLDERS OF SECURITIES OF THE COMPANY (WHETHER ACQUIRED UPON ISSUANCE OR TRANSFER) SHALL BE, AND BE DEEMED TO BE, SUBJECT TO THE TERMS OF THE SHAREHOLDERS’ AGREEMENT, A PARTY TO AND BOUND BY SUCH AGREEMENT. A COPY OF THE SHAREHOLDERS’ AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER UNDER THE SHAREHOLDERS’ AGREEMENT UPON WRITTEN REQUEST.”

12.	SHARE REGISTER; DTC; CURRENT PUBLIC INFORMATION

12.1	The Company or its Transfer Agent shall keep a Share Register for the purpose of registering Securities and permitted Transfers thereof. The Share Register shall initially show one position for Cede & Co. representing all of the Securities held by DTC on behalf of the Beneficial Owners of Securities Entitlements holding through their respective DTC Participants. The Transfer Agent shall have no responsibility whatsoever directly to the Beneficial Owner of Securities Entitlements holding through their respective DTC Participants with respect to transfers of such Securities. Any Beneficial Owners of Securities Entitlements holding through their respective DTC Participants may move their holdings of Securities directly to the Share Register only through the procedures established by the DTC and the Depository Agreement and subject to the payment of taxes or fees in connection with such transaction.

12.2	No transferee shall be entitled under this Agreement to the benefits and rights as a holder, direct owner, Beneficial Owner or otherwise unless such transferee shall have delivered to the Company an executed and acknowledged Deed of Adherence, unless such transferee is already a party hereto, as described in Clause 11.2 above. The direct transferee (i.e., a transferee that holds Securities registered on the Share Register and not simply a Beneficial Owner of Securities registered in the name of Cede & Co.) of the Securities transferred shall be bound by this Agreement as a direct owner of such Securities. Any indirect transferee (i.e., a transferee that holds a Beneficial Ownership in the Securities registered in the name of Cede & Co.) of Securities in accordance with this Clause 12 shall be bound by this Agreement as a Beneficial Owner. Following such a Transfer, in which a Beneficial Owner elects to hold as a direct owner (or vice versa), subject to the procedures and terms and conditions described in the Depository Agreement for such deposits or withdrawals, the Transfer Agent shall amend the Share Register to reflect the change in direct owners, subject to the payment by such holder

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of taxes or fees payable in connection with such Transfer, and the Company shall take any other appropriate action in connection therewith. Any transferee will have no rights under this Agreement until it has delivered an executed Deed of Adherence to the Company or the Transfer Agent. A transferor that is party to this Agreement shall not be relieved of any liability for a breach of the Transfer provisions hereunder.

12.3	The Company will use commercially reasonable efforts to notate the Share Register and records reflecting Transfers of Securities made in compliance with this Clause 12 on the Share Register within seven Business Days from receipt of the applicable Deed of Adherence, as applicable, and the relevant holder transferring the Securities in accordance with Clauses 11 and 12 hereby grants an irrevocable power of attorney to the Company to record such transfer of Securities on its behalf.

12.4	The Company covenants and agrees to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act.

13.	RIGHT OF FIRST OFFER

13.1	If any AHG Shareholder (each, a “ROFO Seller”) wishes to directly Transfer (other than with respect to a Transfer permitted under Clauses 11.1.1 and 11.1.3) all or any portion of its Securities to a Third Party Purchaser (a “Prospective Buyer”) and if such Transfer of such Securities to a Prospective Buyer would, when taken together with any Securities Transferred by such ROFO Seller in the prior twenty-four (24) months, represent a Beneficial Ownership of at least five per cent. (5%) of the Voting Shares in issue, such ROFO Seller shall not be entitled to effect such proposed Transfer until:

13.1.1	it has first issued written notice of the proposed Transfer (a “ROFO Notice”) to the other AHG Shareholders (each such other AHG Shareholder, a “ROFO AHG Shareholder”) and the Company; and

13.1.2	the other provisions of this Clause 13 have been complied with.

13.2	The ROFO Notice shall set out:

13.2.1	the number and class of Securities that each ROFO Seller wishes to Transfer (the “Subject Securities”);

13.2.2	each ROFO AHG Shareholder’s Proportionate Entitlement to acquire such Subject Securities; and

13.2.3	the price per Subject Security on which the ROFO Seller wishes to Transfer the Subject Securities.

13.3	Within ten (10) Business Days following the date of the ROFO Notice (the “ROFO Offer Period”), any ROFO AHG Shareholder (individually or in combination with any other ROFO AHG Shareholder) may elect to make an offer to purchase any number of the Subject Securities at the price set out in the ROFO Notice by issuing a written notice (a “ROFO Offer Notice”) to the ROFO Seller and the Company setting out:

13.3.1	the cash price per Subject Security offered (which shall be no less than the price set out in the ROFO Notice);

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13.3.2	the number of Subject Securities each ROFO AHG Shareholder wishes to purchase from the ROFO Seller, which may include additional Subject Securities which the ROFO AHG Shareholder is prepared to purchase in excess of its Proportionate Entitlement (if such indication is included, such notice shall also constitute an “Excess Securities Notice”); and

13.3.3	if the ROFO Notice indicates that the Transfer of Subject Securities would result in the Prospective Buyer Beneficially Owning or controlling more than fifty per cent. (50%) of the outstanding Securities, whether such ROFO AHG Shareholder intends to exercise its tag along rights pursuant to Clause 14 if the ROFO Seller proceeds with the Transfer to the Prospective Buyer, (each such ROFO AHG Shareholder delivering a ROFO Offer Notice, a “ROFO Offeror”).

13.4	If a ROFO AHG Shareholder has not issued a ROFO Offer Notice by the end of the ROFO Offer Period in accordance with Clause 13.3, such ROFO AHG Shareholder shall be deemed to have waived all of its rights under this Clause 13 to make an offer for and/or to purchase any Subject Securities set out in the relevant ROFO Notice.

13.5	Within ten (10) Business Days after the expiry of the ROFO Offer Period, the ROFO Seller shall issue a written notice (each a “ROFO Sale Notice”) to each ROFO Offeror

(or combination of ROFO Offerors) (if any) setting out:

13.5.1	subject to Clause 13.5.2, confirmation that the offer contained in such ROFO Offeror’s ROFO Offer Notice has been accepted;

13.5.2	the amount of the Subject Securities to be purchased by such ROFO Offeror plus, in accordance with Clause 13.6, in respect of each ROFO Offeror that has indicated an interest in purchasing additional Subject Securities in excess of its Proportionate Entitlement the amount of Excess Subject Securities to which such ROFO Offeror is entitled; and

13.5.3	the price per Subject Security payable by such ROFO Offeror (as set out in the relevant ROFO Offer Notice).

13.6	In the event that a ROFO AHG Shareholder does not respond to a ROFO Notice or a ROFO Offeror does not agree to subscribe for all of its Proportionate Entitlement of the Subject Securities on offer (such ROFO Offeror being a “Non-Fully Purchasing AHG Shareholder”) and the aggregate number of Subject Securities set out in all ROFO Offer Notices is less than the number of Subject Securities offered in the ROFO Notice (such excess Subject Securities being the “Excess Subject Securities”) then the ROFO Offerors that have indicated an interest in purchasing Subject Securities in excess of their Proportionate Entitlement pursuant to Clause 13.3.2 shall have the right pursuant to Clause 13.5.2 above, to purchase all or a portion of such Excess Subject Securities based upon their Proportionate Entitlement disregarding the Non-Fully Purchasing AHG Shareholders’ respective Proportionate Entitlements to acquire the Subject Securities, and the Company shall notify the relevant ROFO Offerors of the number of Subject Securities that have been allocated to them pursuant to their election pursuant to Clause 13.5.2.

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13.7	Subject to Clauses 13.8 and 13.9 the offer of each ROFO Offeror (or combination of ROFO Offerors) contained in a ROFO Offer Notice or, if applicable, in an Excess Securities Notice shall be irrevocable and such ROFO Offeror (or combination of ROFO Offerors) shall, subject to receipt of any Mandatory Regulatory Consents, be bound and obligated to purchase the number of Subject Securities set out in the ROFO Sale Notice or, if applicable, in an Excess Securities Notice issued to such ROFO Offeror (or combination of ROFO Offerors).

13.8	If:

13.8.1	no ROFO Offer Notices are received by the ROFO Sellers in accordance with Clause 13.3 before the ROFO Offer Period has expired, the ROFO Seller shall be entitled to agree to Transfer all (but not a portion only) of the Subject Securities to a Prospective Buyer; or

13.8.2	the aggregate number of Subject Securities set out in (i) all ROFO Sale Notices and, if applicable, (ii) all Excess Securities Notices is less than the number of Subject Securities offered in the ROFO Notice (such excess Subject Securities being the “Saleable Securities”), such ROFO Seller shall be entitled to agree to Transfer any of the Saleable Securities to a Prospective Buyer,

in each case of 13.8.1 and 13.8.2:

(a)	within one hundred and twenty (120) Business Days of the expiry of the ROFO Offer Period, subject to any extensions to account for any Mandatory Regulatory Consents to be obtained (such one hundred and twenty (120)–Business Day period, as extended from time to time, the

“Permitted Sale Period”); and

(b)	at a price which is not less than ninety-seven and a half per cent. (97.5%) of the price included in the ROFO Notice and on terms substantially not less favourable to the Prospective Buyer than the terms set out in the ROFO Notice.

13.9	If a Transfer of Subject Securities to which this Clause 13 applies is not completed within the Permitted Sale Period, the ROFO Notice and all ROFO Offer Notices, ROFO Sale Notices and Excess Securities Notices (if any) issued with respect to the relevant proposed Transfer shall be null and void, and the ROFO Sellers and ROFO AHG Shareholders shall be required to comply with the terms and conditions of this Clause 13 again should the ROFO Sellers wish to consummate a Transfer of such Subject Securities.

14.	TAG ALONG RIGHTS

14.1	Subject to prior compliance with Clause 13 and in circumstances where a Required Sale Notice has not been provided in accordance with and pursuant to Clause 15.1, if any AHG Shareholders, group of AHG Shareholders or members of their respective AHG Shareholder Group (each, a “Selling AHG Shareholder”) propose to Transfer Securities in a single transaction or series of related transactions (other than with respect to a Transfer permitted by Clauses 11.1.1 and 11.1.3) to a Prospective Buyer (such Prospective Buyer, the “Tag Along Purchaser”) that would result in the Tag Along

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Purchaser owning or controlling more than fifty per cent. (50%) of the Voting Shares in issue (a “Proposed Sale”), then each Selling AHG Shareholder shall procure that the Tag Along Purchaser sends to each other AHG Shareholder that is not a Selling AHG Shareholder (each, a “Non-Selling AHG Shareholder”), an unconditional offer complying with the provisions of Clause 14.2 (a “Tag Along Offer”) for the Tag Along Purchaser to purchase all (but not a portion only) of the Voting Shares and other Securities held by such Non-Selling AHG Shareholder (“Tag Along Securities”), copied to the Company.

14.2	The Tag Along Offer shall:

14.2.1	be open for acceptance for a period of no less than ten (10) Business Days following the date of the Tag Along Offer (the last date of such period being the “Tag Along Offer Closing Date”);

14.2.2	set out the final material terms and conditions of the Tag Along Offer, which shall reflect the final terms and conditions of the Proposed Sale and be no less favourable than the terms and conditions of the Proposed Sale, including:

(a)	the Securities proposed to be so Transferred by each Selling AHG Shareholder (“Selling AHG Shareholders’ Securities”);

(b)	the name and address of the Tag Along Purchaser;

(c)	the proposed amount and form of consideration per Security, which shall be the same as the amount and form of consideration per Security to be paid to each Selling AHG Shareholder (and if such consideration consists in part or in whole of assets other than cash, each Selling AHG Shareholder will provide such information, to the extent reasonably available to such Selling AHG Shareholder, relating to such assets as the other AHG Shareholders may reasonably request in order to evaluate the value of such assets);

(d)	any representations and warranties which a Selling AHG Shareholder has agreed to make to the Tag Along Purchaser (with such representations and warranties being made severally and not jointly), provided that a Non-Selling AHG Shareholder shall not be obliged to provide representations and warranties that are more extensive than title, capacity and authority representations and warranties (“Agreed R&Ws”); and

(e)	if known, the proposed completion date of the Proposed Sale.

14.3	If a Non-Selling AHG Shareholder wishes to Transfer its Tag Along Securities pursuant to the Tag Along Offer (such Non-Selling AHG Shareholder being a “Tagging AHG Shareholder” and, together with each Selling AHG Shareholder and any other Tagging AHG Shareholder, the “Tag Along Sellers”), it shall issue a written notice (a “Tag Acceptance Notice”) to the Tag Along Purchaser, copied to each Selling AHG Shareholder and the Company, at any time before the Tag Along Offer Closing Date electing to Transfer its Tag Along Securities to the Tag Along Purchaser at the price and on the terms and conditions set out in the Tag Along Offer, provided that:

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14.3.1	each Tagging AHG Shareholder shall have the right to request in such Tag Acceptance Notice that any Mandatory Regulatory Consents required in relation to the Transfer of its Tag Along Securities are incorporated into the relevant transaction documents;

14.3.2	no Tagging AHG Shareholder shall be required to make any representations and warranties to the Tag Along Purchaser (or any other person) that are materially different to or more onerous than the Agreed R&Ws;

14.3.3	no Tagging AHG Shareholder shall be required to agree to any post-closing undertakings with the Tag Along Purchaser (or any other person), including, without limitation, any non-compete or non-solicitation undertakings; and

14.3.4	a Tag Acceptance Notice shall lapse if the Proposed Sale is not completed within twelve (12) months after the date of the Tag Along Offer, subject to any extensions agreed among the Tag Along Sellers in writing (acting reasonably) to account for any Mandatory Regulatory Consents to be obtained.

14.4	Each Tag Along Seller will be responsible for its pro rata share of the costs and expenses of the Proposed Sale based on the number of such Tag Along Seller’s Tag Along Securities relative to the aggregate number of each Selling AHG Shareholders’ Securities that are subject to the Proposed Sale and Tag Along Securities held by all Tag Along Sellers, to the extent not paid or reimbursed by the Tag Along Purchaser.

14.5	Subject to Clause 14.3, the exercise of each Tagging AHG Shareholder’s right to Transfer its Tag Along Securities by issuing a Tag Acceptance Notice in accordance with Clause 14.3 shall be irrevocable, and such Tagging AHG Shareholder shall, subject to receipt of any Mandatory Regulatory Consents, be bound and obligated to Transfer to the Tag Along Purchaser, concurrently with the completion of the Transfer of each Selling AHG Shareholder’s Securities, all of the Tagging AHG Shareholder’s Tag Along Securities, subject to the terms and conditions of the Tag Along Offer. Each Selling AHG Shareholder shall be prohibited from completing the Transfer of its Securities to the Tag Along Purchaser if the Tag Along Purchaser fails to complete the purchase of any Tagging AHG Shareholder’s Tag Along Securities.

14.6	If the Proposed Sale is not completed within twelve (12) months following the date of the Tag Along Offer, each Selling AHG Shareholder shall be required to comply with the terms and conditions of this Clause 14 again should it wish to consummate a Proposed Sale.

14.7	Each Non-Selling AHG Shareholder that does not issue a Tag Acceptance Notice before the expiry of the Tag Along Offer Closing Date in accordance with the requirements of Clause 14.3 shall be deemed to have waived all of such Non-Selling AHG Shareholder’s rights with respect to the relevant Proposed Sale and Tag Along Offer to Transfer its Tag Along Securities under this Clause 14, and the Tag Along Sellers shall thereafter be free to Transfer their Securities to the Tag Along Purchaser at the price and on the terms and conditions of the Proposed Sale and the Tag Along Offer.

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15.	DRAG ALONG

15.1	Subject to prior compliance with Clause 13, if any AHG Shareholders (a “Dragging AHG Shareholder” or the “Dragging AHG Shareholders”), together controlling more than fifty per cent. (50%) of the Voting Shares then in issue, propose to Transfer Securities (“Dragging AHG Shareholders’ Securities”) (other than with respect to a Transfer permitted by Clauses 11.1.1 and 11.1.3) to a Prospective Buyer (such Prospective Buyer, the “Drag Along Purchaser”) which would result in such Prospective Buyer controlling more than fifty per cent. (50%) of the Voting Shares then in issue (a “Required Sale”), then the Dragging AHG Shareholders may deliver a written notice (a “Required Sale Notice”) to each other AHG Shareholder (each, a “Dragged AHG Shareholder” and together, the “Dragged AHG Shareholders”), copied to the Company, requiring them to Transfer all of their Securities to a Prospective Buyer.

15.2	The Required Sale Notice shall:

15.2.1	be irrevocable but shall lapse if the Required Sale is not completed within twelve (12) months after the date of the Required Sale Notice, subject to any extensions agreed between the Dragging AHG Shareholders and Dragged AHG Shareholders in writing (acting reasonably) to account for any Mandatory Regulatory Consents to be obtained;

15.2.2	be delivered to each Dragged AHG Shareholder within ten (10) Business Days of the Dragging AHG Shareholders and the Drag Along Purchaser having entered into binding agreements for the sale and purchase of the Securities proposed to be Transferred to the Drag Along Purchaser (“Drag Transaction Documents”);

15.2.3	set out the material terms and conditions of the sale of the Securities by the Dragging AHG Shareholders to the Drag Along Purchaser, which shall be no less favourable than the terms and conditions of the Required Sale, including:

(a)	the number and class of Dragging AHG Shareholders’ Securities;

(b)	the name and address of the Drag Along Purchaser;

(c)	the proposed amount and form of consideration per Security to be paid to the Dragged AHG Shareholders, which shall be the same as the amount and form of consideration per Dragging AHG Shareholders’ Security to be paid to the Dragging AHG Shareholders; provided, that if such consideration consists in part or in whole of assets other than cash (a “Rollover Alternative”), the Dragging AHG Shareholders will provide such information, to the extent reasonably available to the Dragging AHG Shareholders, relating to such assets as the Dragged AHG Shareholders may reasonably request in order to evaluate the value of such assets; and

(d)	if known, the proposed completion date of the Required Sale; and

15.2.4	attach copies of all Drag Transaction Documents.

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15.3	Subject to Clause 15.2, each Dragged AHG Shareholder which receives a Required Sale Notice shall, subject to receipt of any Mandatory Regulatory Consents, be required to Transfer all (but not a portion only) of its Securities (“Drag Along Securities”) to the Drag Along Purchaser, provided that:

15.3.1	each Dragged AHG Shareholder shall have the right to request that any Mandatory Regulatory Consents required in relation to the Transfer of its Drag Along Securities are incorporated into the relevant transaction documents;

15.3.2	no Dragged AHG Shareholder shall be required to give any indemnities or make any representations and warranties to the Drag Along Purchaser (or any other person), except for warranties as to the title to their Drag Along Securities and the authority and capacity to sell such Drag Along Securities (with such warranties being made severally and not jointly);

15.3.3	no Dragged AHG Shareholder shall be required to agree to any post-closing undertakings with the Drag Along Purchaser (or any other person), including, without limitation, any non-compete or non-solicitation undertakings; and

15.3.4	the Dragged AHG Shareholders shall not be required to Transfer their Drag Along Securities to the Drag Along Purchaser prior to the date on which the Dragging AHG Shareholders’ Securities are Transferred to the Drag Along

Purchaser.

15.4	Each Dragging AHG Shareholder and Dragged AHG Shareholder will be responsible for its pro rata share of the costs and expenses of the Required Sale and the sale of the Drag Along Securities based on the number of such Dragging AHG Shareholder’s or Dragged AHG Shareholder’s Drag Along Securities relative to the aggregate number of Dragging AHG Shareholders’ Securities and Drag Along Securities held by all Dragging AHG Shareholders and Dragged AHG Shareholders, to the extent not paid or reimbursed by the Drag Along Purchaser.

16.	FURTHER ASSURANCE

16.1	Subject to the other provisions of Clauses 6, 9,11, 13, 14 and 15, each AHG Shareholder shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each Transfer and/or issuance of New Securities (whether or not it is a Party) pursuant to Clauses 6, 9, 11, 13, 14 and 15 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the relevant Parties. Each AHG Shareholder irrevocably undertakes to exercise its rights to procure that full effect is given to the provisions of Clauses 6, 9,11, 13, 14 and 15, including approving any resolutions put to any general meetings of the Company to effect or authorise any Transfer and/or issuance of New Securities undertaken in accordance with this Agreement.

16.2	The Parties will sign such further documents, cause such further meetings to be held, adopt such resolutions and do and perform and cause to be done such further acts and

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things as may be necessary in order to give full effect to this Agreement and the transactions contemplated by this Agreement.

17.       WARRANTIES, UNDERTAKINGS AND ACKNOWLEDGMENTS

17.1	Each Party warrants to the other Parties on the date of this Agreement as follows:

17.1.1	it has the legal right and full power and authority to enter into this Agreement and to perform its obligations under this Agreement;

17.1.2	it has obtained all authorisations, consents, clearances, approvals, waivers or exemptions required to empower it to enter into and to perform its obligations under this Agreement and for this Agreement to be duly and validly authorised, executed and delivered by it;

17.1.3	this Agreement and the obligations expressed to be assumed by it under this Agreement are legal and valid, binding upon it and enforceable against it in accordance with their terms;

17.1.4	entry into and performance by it of its obligations under this Agreement will not (i) contravene any existing law, statute, order, treaty, rule or regulation applicable to it or (ii) (if applicable) breach any provision of its articles, by laws or other constitutional documents; and

17.1.5	no Shareholder Insolvency Event (other than the Plan of Reorganization) is existing in relation to that Party (or any entity which controls such Party).

17.2	The Company (on its own behalf and on behalf of each member of the Group) warrants to the AHG Shareholders at the date of this Agreement (and in the case of any new AHG Shareholders whose names are entered into the register of members of the Company after the date of this Agreement, at the date of the relevant Deed of Adherence), that to the best of its knowledge and belief, none of its directors, employees, representatives or agents (in their capacity as such) is engaged in any activity or conduct that is reasonably likely to result in a violation of:

17.2.1	any Anti-Corruption Laws;

17.2.2	any Anti-Terrorism and Money Laundering Laws;

17.2.3	any Sanctions Laws; or

17.2.4	any export controls laws regulations, decisions or orders of (a) the United Kingdom or the European Union, and/or any of its member states, or overseas territories thereof, or (b) the United States.

Any provision of this Clause 17.2 shall not apply to or in favour of any person if and to the extent that it would result in a breach, by or in respect of that person, of any applicable Blocking Law.

17.3	The Company undertakes that it shall, to the extent it is legally able to do so, procure that no member of the Group nor any of its or their respective directors, officers or employees, and, insofar as they lawfully can, none of its or their respective

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representatives or agents (in their capacity as such) shall, directly or indirectly, engage in any activity or conduct that is reasonably likely to result in a violation of:

17.3.1	any Anti-Corruption Laws;

17.3.2	any Anti-Terrorism and Money Laundering Laws;

17.3.3	any Sanctions Laws; or

17.3.4	any export controls laws regulations, decisions or orders of (a) the United Kingdom or the European Union, and/or any of its member states, or overseas territories thereof, or (b) the United States.

Any provision of this Clause 17.3 shall not apply to or in favour of any person if and to the extent that it would result in a breach, by or in respect of that person, of any applicable Blocking Law.

17.4	The Company undertakes that it shall cooperate, as reasonably requested by a Financing Shareholder (or its Affiliate), in connection with a Financing Shareholder (or its Affiliate) obtaining a Permitted Financing, by (a) providing customary assistance in connection with any contemplated Encumbrance of the Pledged Shares, provided that such assistance will not unreasonably disrupt the operation of the Company’s business or require the Company to incur unreasonable costs, and (b) entering into an “issuer agreement”, in a form reasonably acceptable to the Company (an “Issuer Agreement”), with the Permitted Pledgee (and, if applicable, its Affiliate) and the Financing Shareholder (or its Affiliate). Anything in the preceding sentence to the contrary notwithstanding, the Company’s obligation to enter into the Issuer Agreement is conditioned upon the Financing Shareholder certifying to the Company in writing that the agreement with respect to which an Issuer Agreement is being entered into constitutes a Permitted Financing being entered into in accordance with this Agreement which is secured by the Pledged Shares. The Financing Shareholder acknowledges and agrees that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the Permitted Pledgee and that the Financing Shareholder shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

17.5	Each Party acknowledges that each of the other parties has entered into this Agreement in reliance upon the warranties contained in Clauses 17.1 and 17.2.

18.       CONFIDENTIALITY

18.1	Each Party undertakes that it shall (and, where relevant, undertakes to procure that its officers, employees, agents and professional and other advisers and, where applicable, those of any member of its respective AHG Shareholder Group shall) keep confidential at all times and not permit or cause the disclosure of any information which it may have acquired or may acquire before or after the date of this Agreement in relation to any member of the Group, any Investment Manager or any member of any AHG Shareholder Group or any of their customers, businesses, assets or affairs, including, without limitation, any information relating to the provisions of, and negotiations leading to, this Agreement and any Transaction Documents (whether in writing or verbally and whether before or after the date of this Agreement) (such information

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being “Confidential Information”). In performing its obligations under this Clause 18, each Party shall apply confidentiality standards and procedures at least as stringent as those it applies generally in relation to its own confidential information.

18.2	Each AHG Shareholder shall (to the extent it is legally able to do so) alert the Company and the other AHG Shareholders as soon as is reasonably practical after it becomes aware of any request from a third party for disclosure of any Confidential Information and, the Company may make a reasonable request of an AHG Shareholder to join the Company, at the Company’s cost, in asserting against any such third party that the Confidential Information and its contents are kept confidential and/or protected by privilege and that, as against such third party, that privilege has not been waived.

18.3	The obligation of confidentiality under this Clause 18 does not apply to:

18.3.1	information which at the date of disclosure is within the public domain or comes into the public domain (otherwise than as a result of a breach of this Clause 18);

18.3.2	information that is independently developed by any Party without the benefit of any other Confidential Information;

18.3.3	disclosure required or requested by Applicable Law of any relevant jurisdiction or for the purposes of any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, or any voluntary disclosures to any Governmental Authority involving a Party or any of its Affiliates;

18.3.4	disclosure required or requested by any Governmental Authority or national or international stock exchange (including pursuant to the listing rules of any such exchange) to which such Party or any of its Affiliates is subject or submits, wherever situated, whether or not the requirement for information has the force of Applicable Law;

18.3.5	disclosure by any Party (and any employee, representative or other agent of such Party) to any tax advisers of any Party or its Affiliates and, to the extent required by Applicable Law, any competent tax authority of the tax treatment and tax structure of the transactions contemplated by this Agreement and the documents and agreements referred to in it and all materials of any kind (including opinions or other tax analyses) that are provided to such Party related to such tax treatment and tax structure;

18.3.6	disclosure by any Party in confidence to any of its Affiliates or its or their officers, employees, agents, professional advisers, administrators, consultants, insurers, auditors and bankers (provided that such person is subject to confidentiality obligations equivalent to those provided hereunder or professional duties of confidentiality of information) of Confidential Information that is reasonably required to be disclosed to such persons for a purpose reasonably incidental to this Agreement or for the purpose of assessing such Party’s investment in the Group;

18.3.7	disclosure made by any Party to any of its or its Affiliates’ actual or potential financing sources (including any direct or indirect funders or investors in such

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Party or its Affiliates (including limited partners, members or investors in any fund, investment vehicle or account managed or advised by that Party or any of its Affiliates and their agents and nominees)) and disclosure made by any Party to a Permitted Pledgee for the purposes of a Permitted Financing, and the professional advisers of any such person on a need-to-know basis and provided they have a duty to keep such information confidential;

18.3.8	disclosure of information to a prospective and actual Third Party Purchaser of Shares, provided that any such Third Party Purchaser has entered into a confidentiality agreement with or for the benefit of the Company in a form reasonably acceptable to the Company;

18.3.9	disclosure made as required by any Finance Document; and

18.3.10	any announcement made in accordance with Clause 29,

provided in each case that, subject to Applicable Law, no Confidential Information may at any time be disclosed to a Competitor.

19.	CONFLICT WITH CONSTITUTIONAL DOCUMENTS

If the provisions of this Agreement conflict with the Company’s other constitutional documents, including its Articles of Association or those of any other member of the Group, the provisions of this Agreement shall prevail as between the AHG Shareholders and the Company. The AHG Shareholders shall exercise all voting and other rights and powers available to them (if necessary) to ensure that any required amendment is made to the constitutional documents of the Company or any member of the Group to give effect to the provisions of this Agreement.

20.	POWER OF ATTORNEY

20.1	Each of the AHG Shareholders irrevocably and unconditionally (and by way of security for the performance of its obligations under this Agreement) appoints the Company as its attorney and on its behalf to execute, deliver and carry out in its name or otherwise on its behalf all transfers or documents, acts and things which the Company may in its absolute discretion consider necessary or desirable to effect any transfer of Securities or carry out any other action contemplated by this Agreement and which such AHG Shareholder is obliged, but fails, to effect in accordance with this Agreement, including any transfer under Clauses 11 and 15.

20.2	The appointment in Clause 20.1 shall in all circumstances remain in force and be irrevocable until such time as the appointing AHG Shareholder (together with all members of its Affiliates) ceases to have any obligations or liabilities under this Agreement, but shall have no further effect after that date.

20.3	If the Company effects the transfer of Securities as attorney for an AHG Shareholder in accordance with Clause 20.1, the Company’s receipt of any consideration due to the AHG Shareholder in respect of such transfer shall be a good discharge to the transferee of such Securities, who shall not be bound to see to its application. The Company shall hold such consideration on behalf of the relevant AHG Shareholder without any obligation to pay interest.

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21.	DURATION

21.1	This Agreement shall continue in full force and effect until such time as:

21.1.1	in respect of an AHG Shareholder, it ceases to hold an interest in any Shares;

21.1.2	in respect of an Investment Manager, it ceases to manage or advise any AHG Shareholders;

21.1.3	this Agreement is terminated upon the written agreement of all of the AHG Shareholders and the Company;

21.1.4	all of the Shares are beneficially owned by one AHG Shareholder and/or its Affiliates;

21.1.5	the occurrence of a Sale, an Asset Sale or an IPO; or

21.1.6	an effective resolution is passed or a binding order is made for the winding up and/or liquidation of the Company,

provided that:

21.1.7	termination of this Agreement shall not relieve any Party from any liability or obligation or any matter, undertaking or condition which has not been done, observed or performed by that Party before termination; and

21.1.8	this Clause 21 and Clauses 1, 16 through 36 (inclusive) shall survive termination, without limit of time.

22.	DEFAULT

22.1	An “Event of Default” shall be deemed to have occurred with respect to an AHG Shareholder if such AHG Shareholder commits a material breach of this Agreement or the Company’s constitutional documents (including the Articles of Association).

22.2	If a non-defaulting AHG Shareholder (a “Non-Defaulting AHG Shareholder”) becomes aware of an Event of Default, it shall promptly provide written notice to the AHG Shareholder who has committed the Event of Default (the “Defaulting AHG Shareholder”) and the Company as soon as reasonably practicable upon becoming aware of such Event of Default.

22.3	As soon as reasonably practicable upon the Company becoming aware that an Event of Default has occurred in relation to an AHG Shareholder (including pursuant to receipt of a notice under Clause 22.2), the Company shall notify each AHG Shareholder in writing and such notice shall also set out the number of Default Securities Beneficially Owned by the Defaulting AHG Shareholder.

22.4	Upon the occurrence of an Event of Default and for so long as such Event of Default remains unremedied to the Company’s reasonable satisfaction:

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22.4.1	all rights under this Agreement held by the Defaulting AHG Shareholder shall be suspended and shall not be exercisable by such Defaulting AHG Shareholder; and

22.4.2	the Defaulting AHG Shareholder shall cease to have any rights to vote or otherwise give its consent for any matter concerning the Group, including any Supermajority Reserved Matter, Reserved Matter or Liquidity Matter (and where a vote is to be taken on any such Supermajority Reserved Matter, Reserved Matter or Liquidity Matter, the votes attributable to the Securities held by the Defaulting AHG Shareholder shall be disregarded) and the Defaulting Shareholder shall abstain from voting (or procuring the voting of) any Voting Shares it beneficially owns on any resolutions of the Company,

(each of the above being a “Default Consequence”).

22.5	If an Event of Default is capable of remedy, the Defaulting AHG Shareholder shall have sixty (60) days (the “Cure Period”) to remedy an Event of Default from the date on which the Defaulting AHG Shareholder first becomes aware of such Event of Default. If the Event of Default is not capable of remedy or is not remedied in the Cure Period, then the Default Consequences shall continue to apply to such Defaulting AHG Shareholders’ Default Securities, including in the event of a Transfer of such Default Securities to a Non-Defaulting AHG Shareholder or any Third Party Purchaser.

23.	SEVERAL OBLIGATIONS

The obligations of each of the Parties under this Agreement shall be several and not joint or joint and several. Nothing in this Agreement shall be deemed to constitute a partnership between the Parties hereto or constitute any Party the agent of any other Party for any purpose.

24.	EQUITABLE REMEDIES

Without prejudice to any other rights or remedies that any Party may have, each Party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by it of the provisions of this Agreement, and that the remedies of injunction, specific performance and other equitable relief may be more appropriate for any threatened or actual breach of any such provisions and no proof of special damages shall be necessary for the enforcement of the rights under this Clause 24.

25.	ASSIGNMENT

25.1	Save as provided in Clause 25.2 and as otherwise explicitly permitted by this Agreement, or otherwise with the written consent of each of the other AHG Shareholders, neither the Company nor any AHG Shareholder shall Transfer any of its rights and/or obligations under this Agreement, nor grant, declare, create or dispose of any right or interest in it, or sub-contract the performance of any of its obligations under this Agreement in whole or in part. No Party shall purport to take any of the actions set out in this Clause 25.1.

25.2	Each AHG Shareholder may assign any or all of its respective rights under this Agreement to any of is its Affiliates (including any Investment Manager), and each

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Party (including any Party that enters into a Deed of Adherence) irrevocably consents to such assignment. Notice of such assignment shall be given to each Party as soon as reasonably practicable. For the avoidance of doubt, no Party shall have any greater liability to an assignee than they had to the original assignor that was an original Party to this Agreement.

25.3	Any purported assignment, transfer, charge or dealing in contravention of this Clause 25 shall be void.

26.	WAIVER OF RIGHTS

26.1	Subject to the specific exclusions, limitations and express provisions to the contrary set out in this Agreement, the rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

26.2	No failure to exercise nor any delay in exercising by any Party of any right, power, privilege or remedy under this Agreement shall impair or operate as a waiver thereof in whole or in part.

26.3	No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

27.	AMENDMENTS

27.1	Subject to Clause 27.2, no amendment of this Agreement shall be valid unless: (i) it is in writing and duly executed by or on behalf of the Company and the AHG Shareholders who Beneficially Own more than seventy-five per cent. (75%) of the Voting Shares; and (ii) written notice is provided of such amendment to those AHG Shareholders that do not execute such amendment.

27.2	If any amendment to this Agreement would be materially and disproportionately adverse to an AHG Shareholder’s rights hereunder, or otherwise disproportionately prejudicial to that AHG Shareholder versus the other AHG Shareholders with equivalent rights, no such amendment shall be made without the written consent of that AHG Shareholder, including, for the avoidance of doubt, to Clause 10.2.

28.	INVALIDITY

If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The parties shall use all reasonable endeavours to replace any invalid or unenforceable provision with a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

29.	ANNOUNCEMENTS

A press release or other external media communication or announcement to be made by a Party relating to this Agreement and the other Transaction Documents, may only

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be made with the prior written approval of the Company and AHG Shareholders who Beneficially Own not less than sixty per cent. (60%) of the Voting Shares in issue.

30.	COSTS AND EXPENSES

The Company shall pay the AHG Shareholders’ properly incurred costs for the negotiation and execution of this Agreement and the other Transaction Documents as required by the Plan of Reorganization. The Parties shall otherwise be responsible for their own costs and expenses.

31.	ENTIRE AGREEMENT

31.1	This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement as at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

31.2	Each of the Parties acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

31.3	Subject to Clause 22, so far as permitted by law and except in the case of fraud, each Party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

32.	NOTICES

32.1	Any notice or other formal communication to be given under this Agreement shall be in writing and signed by or on behalf of the Party giving it. It shall be:

32.1.1	delivered by hand or sent by prepaid recorded delivery, special delivery or registered post to the relevant address set out in Schedule 7 (AHG Shareholders); or

32.1.2	sent by email to the address set out in Schedule 7 (AHG Shareholders).

In each case, it shall be marked for the attention of the relevant Party set out in Schedule 7 (AHG Shareholders) (or as otherwise notified from time to time under this Agreement).

32.2	Any notice given by hand delivery, post or email shall be deemed to have been duly given:

32.2.1	if hand delivered, when delivered;

32.2.2	if sent by recorded delivery, special delivery or registered post, at 10 a.m. on the second Business Day from the date of posting; or

32.2.3	if sent by email, twenty-four (24) hours after transmission,

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unless there is evidence that it was received earlier than this and provided that, where (in the case of delivery by hand or by email) the delivery or transmission occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 a.m. on the next following Business Day. References to time in this Clause 32.2 only are to local time in the country of the addressee.

33.	AGENT FOR SERVICE OF PROCESS

33.1	The PGIM Shareholders irrevocably appoint PGIM Limited of Grand Buildings, 1-3 Strand, Trafalgar Square London WC2N 5HR, United Kingdom (FAO: Chief Legal Officer), the Capital Group Shareholders irrevocably appoint Capital International Limited of 40 Grosvenor Place, London, SW1X 7GG, United Kingdom, the JP Morgan Shareholders irrevocably appoint JPMorgan Asset Management (UK) Ltd of 60 Victoria Embankment, London EC4Y 0JP, United Kingdom, the Arini Shareholders irrevocably appoint Squarepoint Capital LLP of One Ropemaker Street, London, United Kingdom, EC2Y 9AW, Citadel irrevocably appoints Citadel Enterprise Europe Limited of 120 London Wall, London EC2Y 5ET, Attention: Legal Department, the CVC Shareholders irrevocably appoint CVC Credit Partners Investment Management Limited of 105-109 Strand, London, United Kingdom, WC2R 0AA (attention Legal Team Credit (legalteamcredit@cvc.com).

33.2	The MJX Shareholders shall notify the other Parties of the name and address of their agent for service of process in England within ten (10) Business Days of the date of this Agreement.

33.3	If any person appointed as agent for service of process ceases to act as such the relevant Party shall immediately appoint another person to accept service of process on its behalf in England and notify the other Parties of such appointment. If it fails to do so within ten (10) Business Days any other Party shall be entitled by notice to the other Parties to appoint a replacement agent for service of process.

34.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

35.	RIGHTS OF THIRD PARTIES

35.1	Except as provided in Clause 35.2, a person who is not a Party has no right to enforce this Agreement.

35.2	Any persons to whom rights have been assigned in accordance with this Agreement (each a “Third Party”) to the extent they are not a Party to this Agreement, may enforce the following terms of this Agreement subject to and in accordance with the terms of this Agreement and the Contracts (Rights of Third Parties) Act 1999.

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36.	GOVERNING LAW AND JURISDICTION

36.1	This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by and construed in accordance with English law.

36.2	In relation to any legal action or proceedings arising out of or in connection with this Agreement (whether arising out of or in connection with contractual or non-contractual obligations) (“Proceedings”), each of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

Schedule 8

DEED OF ADHERENCE

THIS DEED is made on [ ]

BY [ ] of [ ] (the "**New Party**")

WHEREAS:

(A) On [ ] the persons in the Schedule to this Deed entered into a shareholders' agreement governing their relationship as beneficial owners of shares in Venator Materials PLC (the "**Company**") and establishing the manner in which the affairs of the Company would be conducted (such agreement being as amended, supplemented or novated from time to time) (the "**Shareholders' Agreement**").

(B) [By a transfer dated [ ], [ ] transferred to the New Party [Beneficial Ownership of] [ ] Shares in the Company.]

(C) [By an allotment of shares on [ ], the Company allotted and issued [Beneficial Ownership of] [ ] Shares to the New Party.]

(D) This Deed is entered into in compliance with the terms of the Shareholders' Agreement.

NOW THIS DEED WITNESSES as follows:

1. Words and expressions defined in the Shareholders' Agreement shall, unless the context otherwise requires, have the same meanings when used in this Deed.

2. The New Party hereby undertakes with (a) the Company and each of the other persons in the Schedule to this Deed and (b) each such other person that may from time to time expressly adhere to the Shareholders' Agreement, to be bound by and comply in all respects with the Shareholders' Agreement, and to assume the benefits of the Shareholders' Agreement, as if the New Party had executed the Shareholders' Agreement and was named as a Party to it as an AHG Shareholder [and as a [PGIM Shareholder]/[Capital Group Shareholder]/[JP Morgan Shareholder]/[CVC Shareholder]/[MJX Shareholder]/[Arini Shareholder].

3. The New Party agrees that Clause 5.5 of the Shareholders' Agreement will apply to any communications made to it by the Company from time to time.

4. The New Party hereby warrants and undertakes to the Company and to each of the other AHG Shareholders (and each other person that may from time to time expressly adhere to the Shareholders' Agreement) the terms set out in Clause 16 of the Shareholders' Agreement, but so that such warranties and undertakings shall be deemed to be given on the date of this Deed and shall be deemed to refer to this Deed of Adherence as well as the Shareholders' Agreement.

5. For the purpose of the Shareholders' Agreement, the New Party's address for notices and for the purposes of Clause 5.5 shall be as follows:

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Address:

Fax No.:

Email:

For the attention of:

6. This Deed shall be governed by and construed in accordance with English law.

The provisions of Clause 36 of the Shareholders' Agreement shall apply to this Deed.

IN WITNESS WHEREOF, this Deed has been duly executed the day and year first above written.

EXECUTED [and DELIVERED])
as a **DEED** by [_____ _____])
acting by two directors/a director and)
the secretary)

OR

EXECUTED [and DELIVERED])
as a **DEED** by [Company])
acting by [Name of director], a)
director, in the presence of) [Signature of director]
[Name of witness])

[Signature of witness] Director

Name:

Address:

Occupation:

SIGNED as a **DEED [and DELIVERED]**)
on behalf of [_____ _____], a company)
incorporated in [_____] by [_____] [and)
[_____]] being [a] person[s] who, in)
accordance with the laws of the territory,)
[is/are] acting under the authority of the)
Company)

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Schedule 9

SUPERMAJORITY RESERVED MATTERS

	Action
1.	Making any changes to the Company's constitutional documents (including the Articles of Association), other than those of a minor or technical nature or if for the purposes of Emergency Funding.
2.	The variation, creation, increase, reorganisation, consolidation, sub-division, conversion, reduction, redemption or other alteration of the authorised or issued share or loan capital of the Company, other than through any issuance of Securities on a pre-emptive basis or for the purposes of Emergency Funding in accordance with this Agreement.
3.	The entry into or creation by the Company of any agreement or arrangement requiring the creation, allotment, issue, transfer, redemption, repurchase or repayment of a share in the capital of the Company (including the issuance of any new class of shares or Securities which impact on the terms of the Ordinary Shares), in any case which is on a non-pre-emptive basis or is not for the purposes of Emergency Funding.
4.	The reduction, capitalisation, repayment or distribution of any amount standing to the credit of the share capital, share premium account, capital redemption reserve or any other reserve of the Company other than if for the purposes of Emergency Funding.
5.	The entry into a transaction (or a series of related transactions) other than the Exit Term Loan Facility between a Group Company and an AHG Shareholder or any of its Affiliates or any other related-party arrangements with a AHG Shareholder or any of its Affiliates, in each case where a Group Company provides goods, services, payment, remuneration or a flow of value to a AHG Shareholder or any of its Affiliates other than in the ordinary course of business and on arm's-length terms.
6.	Any material change of business of the Group that represents a substantial departure from the Business, taken as a whole.
7.	Proposing or taking any steps to wind up the Company or any member of the Group, the filing of any petition for winding up by the Company or any member of the Group, the making of any arrangement by the Company or any member of the Group with creditors generally , any application for an administration order or for the appointment of a receiver or administrator in respect of the Company or any member of the Group, or authorising or taking (or permitting any member of the Group to take) any action in furtherance of a Company Insolvency Event, or consenting to, or electing not to present a defence to, any action in furtherance of a Company Insolvency Event (in each case, save where required by Applicable Law or the Company's or directors' fiduciary duties).

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	Action
8.	(i) Making any election to change the income tax classification of the Company from that of a C corporation for U.S. federal income tax purposes to any other income tax classification for U.S. federal income tax purposes, (ii) causing the Company to become resident for tax purposes, or to have a taxable presence, in any jurisdiction other than its jurisdiction of incorporation or the United States (or a state or locality thereof), or (iii) entering into any transactions (including any liquidation, merger, conversion or election) pursuant to which any AHG Shareholder would own equity securities in an entity not treated as a C corporation for U.S. federal income tax purposes.
9.	Any material amendment, supplement or modification of the engagement terms of any of the Directors, other than if made to reflect a customary increase in compensation that has been approved by the Compensation Committee; provided that no Supermajority Reserved Matter consent shall be required for the engagement of replacement Directors engaged on the same terms as existing Directors, as amended to reflect a customary increase in compensation that has been approved by the Compensation Committee, in accordance with this Agreement.

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Schedule 10

RESERVED MATTERS

	Action
1.	The entry into any transaction for the disposal of any share in the capital of any member of the Group or any business (or any material part of any business) of any member of the Group, in each case where such shares or business have an aggregate value of £50 million or more (whether alone or when aggregated with any other disposals entered into during the same financial year).
2.	The entry into by the Company and/or any of the Company's direct and indirect subsidiaries of an acquisition of any businesses, companies, undertakings, portfolios of contracts or portfolios of other assets having: (i) an individual value of £50 million or more; or (ii) a value of £50 million or more when aggregated with any other similar acquisitions during the same financial year.
3.	The entry into any transaction for the amalgamation, reconstruction or merger of the Company with any third party.
4.	The entry into, termination or withdrawal by any member of the Group from any joint venture, partnership, consortium or other similar arrangement in each case with an aggregate value of or which accounts for more than £50 million (whether alone or when aggregated with any other similar arrangements entered into during the same financial year).
5.	Any member of the Group borrowing (other than pursuant to the ABL Facility or the Exit Term Loan Facility) which would result in the Group's borrowings net of any cash of the Group being more than (i) £5 million in the United Kingdom, the Kingdom of Spain or Malaysia or (ii) £50 million in the aggregate.
6.	A material amendment, supplement or modification to or waiver of (i) the ABL Facility, (ii) Exit Term Loan Facility or (iii) any other Finance Document under which a facility or facilities are made available directly or indirectly to the Group and that has been approved as Reserved Matter.
7.	Making any loan or granting any guarantee by any member of the Group borrowing (other than pursuant to the ABL Facility or the Exit Term Loan Facility) which would result in the aggregate value of the loans made and guarantees granted by the Group (i) being £5 million or more in the United Kingdom, the Kingdom of Spain or Malaysia or (ii) being £50 million or more in the aggregate.
8.	The granting of security or creation of any Encumbrance by any member of the Group any part of its undertaking, assets or property with a value of £50 million or more (whether alone or when aggregated with any other outstanding security granted by the Group).
9.	The commencement of any litigation or arbitration in relation to any Group company with a potential or estimated liability or recovery (including costs) greater

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	Action
	than £20 million or entering into any settlement in relation to any litigation or arbitration in relation to any Group company where the amount of such settlement (including costs) is greater than £20 million.
10.	An amendment to the percentage of share capital that is authorised for the purposes of Emergency Funding in accordance with Clause 6.4.
11.	Proposing or taking any action to change the tax residency of the Company.
12.	The entry into an agreement, commitment or arrangement in respect of any of the above.

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Schedule 11

U.S. TAX MATTERS

1. The Company shall (i) after the end of each fiscal year of the Company, examine its status as a passive foreign investment company within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the "**Code**") for any year (any such entity, a "**PFIC**"), and the PFIC status of its subsidiaries, and shall notify the AHG Shareholders of the PFIC status of the Company or any subsidiary for such taxable year and (ii) in respect of each taxable year any portion of which the Company or any of its subsidiaries is a PFIC, provide the statements and information (including without limitation, a PFIC Annual Information Statement meeting the requirements of U.S. Treasury Regulations Section 1.1295-1(g)) reasonably necessary to enable AHG Shareholders to comply with all provisions of the Code with respect to owning an interest in a PFIC, including but not limited to making and complying with the requirements of a "Qualified Electing Fund" election pursuant to Section 1295 of the Code or filing a "protective statement" pursuant to U.S. Treasury Regulations Section 1.1295-3 with respect to the Corporation or any of its subsidiaries, as applicable.

2. The Company shall (i) after the end of each fiscal year of the Company, examine its status as a "controlled foreign corporation" as defined in Section 957 of the Code and the U.S. Treasury Regulations thereunder (a "**CFC**") and the CFC status of its subsidiaries and shall notify the AHG Shareholders of the CFC status of the Company or any subsidiary for such taxable year and (ii) in respect of each taxable year any portion of which the Company or any of its subsidiaries is a CFC, provide the information reasonably available to the Company that is reasonably necessary to enable applicable AHG Shareholders to comply with all CFC reporting and other requirements of the Code with respect to owning an equity interest in the Company, including the amount and character of any means "global intangible low-taxed income" as defined in Section 951A of the Code, "subpart F income" as defined in Section 952 of the Code and the U.S. Treasury Regulations thereunder, any amount described in Sections 951(a)(1)(B) and 956 of the Code and the U.S. Treasury Regulations thereunder and earnings and profits (as determined for U.S. federal income tax purposes) generated by such entity during such taxable year and the amount of each such AHG Shareholder's pro rata portion of the foregoing. Each AHG Shareholder agrees to provide the Company with any information reasonably requested by the Corporation in order to determine whether it is a CFC.

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